Exhibit 3.2

Companies Act 2014

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM and ARTICLES OF ASSOCIATION
of
KEENOVA THERAPEUTICS PUBLIC LIMITED COMPANY
(as amended by Special Resolution passed on 8 October 2025 with effect from 11 November 2025)

DUBLIN

Companies Act 2014

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM and ARTICLES OF ASSOCIATION
of
KEENOVA THERAPEUTICS PUBLIC LIMITED COMPANY
(as amended by Special Resolution passed on 8 October 2025)

DUBLIN

Cert. No.: 522227
Companies Act 2014
A PUBLIC COMPANY LIMITED BY SHARES
CONSTITUTION
of
KEENOVA THERAPEUTICS PUBLIC LIMITED COMPANY
MEMORANDUM OF ASSOCIATION

1.The name of the Company is Keenova Therapeutics public limited company.
2.The Company is a public limited company for the purposes of Part 17 of the Companies Act 2014 (the “Act”).
3.The objects for which the Company is established are:
3.1
(a)To carry on the business of a healthcare services development company operating in the healthcare field, and to design, manufacture, produce, supply and provide generic and branded pharmaceuticals, contrast media, radiopharmaceuticals, active pharmaceutical ingredients and dosage pharmaceuticals and other devices or products of a surgical, pharmaceutical, diagnostic, medical imaging or medical character necessary or suitable for the proper treatment of sick or injured persons or patients and to carry on business as merchants of and dealers in all supplies required for use in the treatment and care of the sick and injured and to do all things usually dealt in by persons carrying on the above mentioned businesses or any of them or likely to be required in connection with any of the said businesses.
(b)To carry on the business of a holding company and to co-ordinate the administration, finances and activities of any subsidiary companies or associated companies, to do all lawful acts and things whatever that are necessary or convenient in carrying on the business of such a holding company and in particular to carry on in all its branches the business of a management services company, to act as managers and to direct or coordinate the management of other companies or of the business, property and estates of any company or person and to undertake and carry out all such services in connection therewith as may be deemed expedient by the Company’s board of directors and to exercise its powers as a shareholder of other companies.
(c)To acquire the entire issued share capital of Mallinckrodt International Finance S.A., a Luxembourg registered company and Mallinckrodt Belgium BVBA, a Belgian registered company.
3.2To acquire shares, stocks, debentures, debenture stock, bonds, obligations and securities by original subscription, tender, purchase, exchange or otherwise and to subscribe for the same either conditionally or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incidental to the ownership thereof.
3.3To facilitate and encourage the creation, issue or conversion of and to offer for public subscription debentures, debenture stocks, bonds, obligations, shares, stocks, and securities and to act as trustees in connection with any such securities and to take part in the conversion of business concerns and undertakings into companies.

3.4To purchase or by any other means acquire any freehold, leasehold or other property and in particular lands, tenements and hereditaments of any tenure, whether subject or not to any charges or incumbrances, for any estate or interest whatever, and any rights, privileges or easements over or in respect of any property, and any buildings, factories, mills, works, wharves, roads, machinery, engines, plant, live and dead stock, barges, vessels or things, and any real or personal property or rights whatsoever which may be necessary for, or may conveniently be used with, or may enhance the value or property of the Company, and to hold or to sell, let, alienate, mortgage, charge or otherwise deal with all or any such freehold, leasehold, or other property, lands, tenements or hereditaments, rights, privileges or easements.
3.5To sell or otherwise dispose of any of the property or investments of the Company.
3.6To establish and contribute to any scheme for the purchase of shares in the Company to be held for the benefit of the Company’s employees and to lend or otherwise provide money to such schemes or the Company’s employees or the employees of any of its subsidiary or associated companies to enable them to purchase shares of the Company.
3.7To grant, convey, transfer or otherwise dispose of any property or asset of the Company of whatever nature or tenure for such price, consideration, sum or other return whether equal to or less than the market value thereof and whether by way of gift or otherwise as the Directors shall deem fit and to grant any fee, farm grant or lease or to enter into any agreement for letting or hire of any such property or asset for a rent or return equal to or less than the market or rack rent therefor or at no rent and subject to or free from covenants and restrictions as the Directors shall deem appropriate.
3.8To acquire and undertake the whole or any part of the business, good-will and assets of any person, firm or company carrying on or proposing to carry on any of the businesses which this Company is authorised to carry on, and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into any arrangement for sharing profits, or for co-operation, or for limiting competition or for mutual assistance with any such person, firm or company and to give or accept by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures, debenture stock or securities that may be agreed upon, and to hold and retain or sell, mortgage or deal with any shares, debentures, debenture stock or securities so received.
3.9To apply for, purchase or otherwise acquire any patents, brevets d’invention, licences, concessions and the like conferring any exclusive or non-exclusive or limited rights to use or any secret or other information as to any invention which may seem capable of being used for any of the purposes of the Company or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop or grant licences in respect of or otherwise turn to account the property, rights or information so acquired.
3.10To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person or company carrying on or engaged in or about to carry on or engage in any business or transaction which the Company is authorised to carry on or engage in or any business or transaction capable of being conducted so as directly to benefit this Company.
3.11To invest and deal with the moneys of the Company not immediately required upon such securities and in such manner as may from time to time be determined.
3.12To lend money to and guarantee the performance of the contracts or obligations of any company, firm or person, and the repayment of the capital and principal of, and dividends, interest or premiums payable on, any stock, shares and securities of any company, whether having objects similar to those of this Company or not, and to give all kinds of indemnities.

3.13To engage in currency exchange and interest rate transactions including, but not limited to, dealings in foreign currency, spot and forward rate exchange contracts, futures, options, forward rate agreements, swaps, caps, floors, collars and any other foreign exchange or interest rate hedging arrangements and such other instruments as are similar to, or derived from, any of the foregoing whether for the purpose of making a profit or avoiding a loss or managing a currency or interest rate exposure or any other exposure or for any other purpose.
3.14To guarantee, support or secure, whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (both present and future) and uncalled capital of the Company, or by both such methods, the performance of the obligations of, and the repayment or payment of the principal amounts of and premiums, interest and dividends on any securities of, any person, firm or company including (without prejudice to the generality of the foregoing) any company which is for the time being the Company’s holding company as defined by the Act, or a subsidiary, as defined in the Act of any such holding company or otherwise associated with the Company in business.
3.15To borrow or secure the payment of money in such manner as the Company shall think fit, and in particular by the issue of debentures, debenture stocks, bonds, obligations and securities of all kinds, either perpetual or terminable and either redeemable or otherwise and to secure the repayment of any money borrowed, raised or owing by trust deed, mortgage, charge, or lien upon the whole or any part of the Company’s property or assets (whether present or future) including its uncalled capital, and also by a similar trust deed, mortgage, charge or lien to secure and guarantee the performance by the Company of any obligation or liability it may undertake.
3.16To draw, make, accept, endorse, discount, execute, negotiate and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.
3.17To subscribe for, take, purchase or otherwise acquire and hold shares or other interests in, or securities of any other company having objects altogether or in part similar to those of this Company, or carrying on any business capable of being conducted so as directly or indirectly to benefit this Company.
3.18To hold in trust as trustees or as nominees and to deal with, manage and turn to account, any real or personal property of any kind, and in particular shares, stocks, debentures, securities, policies, book debts, claims and chases in actions, lands, buildings, hereditaments, business concerns and undertakings, mortgages, charges, annuities, patents, licences, and any interest in real or personal property, and any claims against such property or against any person or company.
3.19To constitute any trusts with a view to the issue of preferred and deferred or other special stocks or securities based on or representing any shares, stocks and other assets specifically appropriated for the purpose of any such trust and to settle and regulate and if thought fit to undertake and execute any such trusts and to issue, dispose of or hold any such preferred, deferred or other special stocks or securities.
3.20To give any guarantee in relation to the payment of any debentures, debenture stock, bonds, obligations or securities and to guarantee the payment of interest thereon or of dividends on any stocks or shares of any company.
3.21To construct, erect and maintain buildings, houses, flats, shops and all other works, erections, and things of any description whatsoever either upon the lands acquired by the Company or upon other lands and to hold, retain as investments or to sell, let, alienate, mortgage, charge or deal with all or any of the same and generally to alter, develop and improve the lands and other property of the Company.
3.22To provide for the welfare of persons in the employment of or holding office under or formerly in the employment of or holding office under the Company including Directors and ex-Directors of the Company and the wives, widows and families, dependants or connections of such persons by grants of money, pensions or other payments and by forming and contributing to pension, provident or benefit funds or profit sharing or co-partnership schemes for the benefit of such persons and to form, subscribe to or otherwise aid charitable, benevolent, religious, scientific, national or other institutions, exhibitions or objects which shall have any moral or other claims to support or aid by the Company by reason of the locality of its operation or otherwise.
3.23To remunerate by cash payments or allotment of shares or securities of the Company credited as fully paid up or otherwise any person or company for services rendered or to be rendered to the Company whether in the conduct or management of its business, or in placing or assisting to place or guaranteeing the placing of any of the shares of the Company’s capital, or any debentures or other securities of the Company or in or about the formation or promotion of the Company.
3.24To enter into and carry into effect any arrangement for joint working in business or for sharing of profits or for amalgamation with any other company or association or any partnership or person carrying on any business within the objects of the Company.
3.25To distribute in specie or otherwise as may be resolved, any assets of the Company among its members and in particular the shares, debentures or other securities of any other company belonging to this Company or of which this Company may have the power of disposing.
3.26To vest any real or personal property, rights or interest acquired or belonging to the Company in any person or company on behalf of or for the benefit of the Company, and with or without any declared trust in favour of the Company.
3.27To transact or carry on any business which may seem to be capable of being conveniently carried on in connection with any of these objects or calculated directly or indirectly to enhance the value of or facilitate the realisation of or render profitable any of the Company’s property or rights.
3.28To accept stock or shares in or debentures, mortgages or securities of any other company in payment or part payment for any services rendered or for any sale made to or debt owing from any such company, whether such shares shall be wholly or partly paid up.
3.29To pay all costs, charges and expenses incurred or sustained in or about the promotion and establishment of the Company or which the Company shall consider to be preliminary thereto and to issue shares as fully or in part paid up, and to pay out of the funds of the Company all brokerage and charges incidental thereto.
3.30To procure the Company to be registered or recognised in any part of the world.
3.31To do all or any of the matters hereby authorised in any part of the world or in conjunction with or as trustee or agent for any other company or person or by or through any factors, trustees or agents.
3.32To make gifts or grant bonuses to the Directors or any other persons who are or have been in the employment of the Company including substitute directors.
3.33To do all such other things that the Company may consider incidental or conducive to the attainment of the above objects or as are usually carried on in connection therewith.
3.34To carry on any business which the Company may lawfully engage in and to do all such things incidental or conducive to the business of the Company.
3.35To make or receive gifts by way of capital contribution or otherwise.
The objects set forth in any sub-clause of this clause shall be regarded as independent objects and shall not, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from the terms of any other sub-clause, or by the name of the Company. None of such sub-clauses or the objects therein specified or the powers thereby conferred shall be deemed subsidiary or auxiliary merely to the objects mentioned in the first sub-clause of this clause, but the Company shall have full power to exercise all or any of the powers conferred by any part of this clause in any part of the world notwithstanding that the business, property or acts proposed to be transacted, acquired or performed do not fall within the objects of the first sub-clause of this clause.
NOTE:    It is hereby declared that the word “company” in this clause, except where used in reference to this Company shall be deemed to include any partnership, body corporate or other body of persons whether incorporated or not incorporated and whether domiciled in Ireland or elsewhere and the intention is that the objects specified in each paragraph of this clause shall except where otherwise expressed in such paragraph be in no way limited or restricted by reference to or inference from the terms of any other paragraph.
4.The share capital of the Company is US$3,005,000,000 and €25,000 divided into 500,000,000 Ordinary Shares of US$0.01, 3,000,000,000,000 Preferred Shares of US$0.001 each and 25,000 Ordinary Α Shares of €1.00 each.
5.The liability of the members is limited.
6.The shares forming the capital, increased or reduced, may be increased or reduced and be divided into such classes and issued with any special rights, privileges and conditions or with such qualifications as regards preference, dividend, capital, voting or other special incidents, and be held upon such terms as may be attached thereto or as may from time to time be provided by the original or any substituted or amended articles of association and regulations of the Company for the time being, but so that where shares are issued with any preferential or special rights attached thereto such rights shall not be alterable otherwise than pursuant to the provisions of the Company’s articles of association for the time being.

COMPANIES ACT 2014
A PUBLIC COMPANY LIMITED BY SHARES
ARTICLES OF ASSOCIATION
-of-
KEENOVA THERAPEUTICS PUBLIC LIMITED COMPANY
(as amended by Special Resolution passed on 8 October 2025)
PRELIMINARY
1.
(a)The provisions set out in these articles of association shall constitute the whole of the regulations applicable to the Company and no “optional provision” as defined by section 1007(2) of the Act with the exception of Sections 83 and 84 of the Act shall apply to the Company.
2.
(a)In these articles:
“Act” means the Companies Act 2014 and all other enactments and statutory instruments which are to be read as one with, or construed or read together as one with the Act and every statutory modification and re-enactment thereof for the time being in force.
“address” includes, without limitation, any number or address used for the purposes of communication by way of electronic mail or other electronic communication.
“Adoption Date” means the effective date of adoption of these articles.
“Assistant Secretary” means any person appointed by the Secretary from time to time to assist the Secretary.
“articles” means these articles of association of the Company, as amended from time to time by Special Resolution.
“Clear Days” in relation to the period of notice, means that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect.
“Chairman” means the Director who is elected by the Directors from time to time to preside as chairman at all meetings of the Board and at general meetings of the Company.
“Company” means the company whose name appears in the heading to these articles.
“Court” means the High Court of Ireland.
“Directors” or “Board” means the directors from time to time and for the time being of the Company or the directors present at a meeting of the board of directors and includes any person occupying the position of director by whatever name called.

“Disclosure Notice” means the notice issued in accordance with Section 1062 of the Act or other applicable law;
“electronic communication” has the meaning given to those words in the Electronic Commerce Act 2000.
“electronic signature” has the meaning given to those words in the Electronic Commerce Act 2000.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended and the rules promulgated thereunder.
“Group” means the Company and its subsidiaries from time to time and for the time being.
“Holder” in relation to any share, means the member whose name is entered in the Register as the holder of the share or, where the context permits, the members whose names are entered in the Register as the joint holders of shares.
“Office” means the registered office from time to time and for the time being of the Company.
“Ordinary Resolution” means an ordinary resolution of the Company’s members within the meaning of the Act.
“public announcement” means disclosure in a press release reported by a national news service or in a document publicly filed by the Company with the U.S. Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
“Redeemable Shares” means redeemable shares in accordance with the Act.
“Register” means the register of members to be kept as required in accordance with the Act.
“seal” means the common seal of the Company and any duplicate of such common seal of the Company.
“Secretary” means any person appointed to perform the duties of the secretary of the Company and includes any Assistant Secretary or joint secretary.
“Special Resolution” means a special resolution of the Company’s members within the meaning of the Act.
(b)Expressions in these articles referring to writing shall be construed, unless the contrary intention appears, as including references to printing, lithography, photography and any other modes of representing or reproducing words in a visible form except as provided in these articles and/or where it constitutes writing in electronic form sent to the Company, and the Company has agreed to its receipt in such form. Expressions in these articles referring to execution of any document shall include any mode of execution whether under seal or under hand or any mode of electronic signature as shall be approved by the Directors. Expressions in these articles referring to receipt of any electronic communications shall, unless the contrary intention appears, be limited to receipt in such manner as the Company has approved.

(c)Unless the contrary intention appears, words or expressions contained in these articles shall bear the same meaning as in the Act or in any statutory modification thereof in force at the date at which these articles become binding on the Company.
(d)A reference to a statute or statutory provision shall be construed as a reference to the laws of Ireland unless otherwise specified and includes:
(i)any subordinate legislation made under it including all regulations, by-laws, orders and codes made thereunder;
(ii)any repealed statute or statutory provision which it re-enacts (with or without modification); and
(iii)any statute or statutory provision which modifies, consolidates, re-enacts or supersedes it.
(e)The masculine gender shall include the feminine and neuter, and vice versa, and the singular number shall include the plural, and vice versa, and words importing persons shall include firms or companies.
(f)Reference to US$, USD, or dollars shall mean the currency of the United States of America and to €, euro, EUR or cent shall mean the currency of Ireland.
SHARE CAPITAL AND VARIATION OF RIGHTS
3.
(a)The share capital of the Company is US$3,005,000,000 and €25,000 divided into 500,000,000 ordinary shares of US$0.01 each, 3,000,000,000,000 preferred shares of US$0.001 each and 25,000 ordinary A shares of €1.00 each.
(b)The rights and restrictions attaching to the ordinary shares shall be as follows:
(i)subject to the right of the Company to set record dates for the purposes of determining the identity of members entitled to notice of and/or to vote at a general meeting, the right to attend and speak at any general meeting of the Company and to exercise one vote per ordinary share held at any general meeting of the Company;
(ii)the right to participate pro rata in all dividends declared by the Company; and
(iii)the right, in the event of the Company’s winding up, to participate pro rata in the total assets of the Company.
The rights attaching to the ordinary shares may be subject to the terms of issue of any series or class of preferred shares allotted by the Directors from time to time in accordance with article 3(d).
(c)The Directors may issue and allot ordinary A shares subject to the rights, privileges, limitations and restrictions set out in this article 3(c):
(i)Income
The holder of an ordinary A share shall not be entitled to receive any dividend or distribution declared, made or paid or any return of capital (save as provided for in this article) and shall not entitle its holder to any further or other right of participation in the assets of the Company.

(ii)Capital
On a winding up of, or other return of capital (other than on a redemption of any class of shares in the capital of the Company) by the Company, the holders of ordinary A shares shall be entitled to participate in such return of capital or winding up of the Company, such entitlement to be limited to the repayment of the amount paid up or credited as paid up on such ordinary A shares and shall be paid only after the holders of ordinary shares shall have received payment in respect of such amount as is paid up or credited as paid up on those ordinary shares held by them at that time, plus the payment in cash of $100,000,000 on each such ordinary share.
(iii)Acquisition of Ordinary A Shares
The Company as agent for the holders of ordinary A shares shall have the irrevocable authority to authorise and instruct the Secretary (or any other person appointed for the purpose by the Directors) to acquire, or to accept the surrender of, the ordinary A shares for no consideration and to execute on behalf of such holders such documents as are necessary in connection with such acquisition or surrender, and pending such acquisition or surrender to retain the certificates, to the extent issued, for such ordinary A shares. Any request by the Company to acquire, or for the surrender of, any ordinary A shares may be made by the Directors depositing at the Office a notice addressed to such person as the Directors shall have nominated on behalf of the holders of ordinary A shares. A person whose shares have been acquired or surrendered in accordance with this article shall cease to be a member in respect of such ordinary A shares but shall notwithstanding remain liable to pay the Company all monies which, at the date of acquisition or surrender, were payable by him or her to the Company in respect of such shares, but his or her liability shall cease if and when the Company has received payment in full of all such monies in respect of such shares. A notice issued pursuant to this paragraph shall be deemed to be validly issued notwithstanding the provisions of articles 130 to 135 inclusive.
(iv)Voting
The holders of ordinary A shares shall not be entitled to receive notice of, nor attend, speak or vote at, any general meeting.
The rights attaching to the ordinary A shares may be subject to the terms of issue of any series or class of preferred shares allotted by the Directors from time to time in accordance with article 3(d).
(d)The Directors are authorised to issue all or any of the authorised but unissued preferred shares from time to time in one or more classes or series, and to fix for each such class or series such voting power, full or limited, or no voting power, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be:
(i)redeemable at the option of the Company, or the Holders, or both, with the manner of the redemption to be set by the Board including, without limitation that any such class or series may be redeemable

(A)at such time or times, including upon a fixed date;
(B)at such price or prices; and
(C)for such consideration which may be in cash or in specie (with the ability for each Holder to receive a particular form of consideration being subject to such additional requirements to be set by the Board from time to time);
(ii)entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes of shares or any other series;
(iii)entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Company; or
(iv)convertible into, or exchangeable for, shares of any other class or classes of shares, or of any other series of the same or any other class or classes of shares, of the Company at such price or prices or at such rates of exchange and with such adjustments as the Directors determine, which rights and restrictions may be as stated in such resolution or resolutions of the Directors as determined by them in accordance with this article 3(d). The Board may at any time before the allotment of any preferred share by further resolution in any way amend the designations, preferences, rights, qualifications, limitations or restrictions, or vary or revoke the designations of such preferred shares.
The rights conferred upon the Holder of any pre-existing shares in the share capital of the Company shall be deemed not to be varied by the creation, issue and allotment of preferred shares in accordance with this article 3(d).
(e)Unless the Board specifically resolves to treat such acquisition as a purchase for the purposes of the Act, an Ordinary Share shall be deemed to be a Redeemable Share on, and from the time of, the existence or creation of an agreement, transaction or trade between the Company and any third party pursuant to which the Company acquires or will acquire ordinary shares, or an interest in ordinary shares, from such third party and the Company is hereby authorised to enter into any such agreement, transaction or trade. In these circumstances, the acquisition of such shares or interest in shares by the Company, save where acquired otherwise than for valuable consideration in accordance with the Act, shall constitute the redemption of a Redeemable Share in accordance with the Act. No resolution, whether special or otherwise, shall be required to be passed to deem any Ordinary Share a Redeemable Share, or to authorise the redemption of such a Redeemable Share and once deemed to be a Redeemable Share such share shall be redeemable at the instance of the Company.
4.Subject to the provisions of the Act and the other provisions of these articles, the Company may:
(a)pursuant to the Act, issue any shares of the Company which are to be redeemed or are liable to be redeemed at the option of the Company or the member on such terms and in such manner as may be determined by the Company in general meeting (by Special Resolution) on the recommendation of the Directors; or
(b)subject to and in accordance with the provisions of the Act and without prejudice to any relevant special rights attached to any class of shares pursuant to the Act, purchase any of its own shares (including any Redeemable Shares and without any obligation to purchase on any pro rata basis as between members or members of the same class) and may cancel any shares so purchased or hold them as treasury shares (as defined in the Act) and may reissue any such shares as shares of any class or classes.

5.Without prejudice to any special rights previously conferred on the Holders of any existing shares or class of shares, any share in the Company may be issued with such preferred or deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may from time to time by Ordinary Resolution determine.
6.
(a)Without prejudice to the authority conferred on the Directors pursuant to article 3 to issue preferred shares in the capital of the Company, if at any time the share capital is divided into different classes of shares, the rights attached to any class may, whether or not the Company is being wound up, be varied or abrogated with the consent in writing of the Holders of three-fourths of the issued shares in that class, or with the sanction of a Special Resolution passed at a separate general meeting of the Holders of the shares of that class, provided that, if the relevant class of Holders has only one Holder, that person present in person or by proxy, shall constitute the necessary quorum. To every such meeting the provisions of article 39 shall apply.
(b)The redemption or purchase of preferred shares or any class of preferred shares shall not constitute a variation of rights of the preferred Holders.
(c)The issue, redemption or purchase of any of the 3,000,000,000,000 preferred shares of US$0.001 shall not constitute a variation of the rights of the Holders of ordinary shares.
(d)The issue of preferred shares or any class of preferred shares which rank pari passu with, or junior to, any existing preferred shares or class of preferred shares shall not constitute a variation of the existing preferred shares or class of preferred shares.
7.The rights conferred upon the Holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.
8.
(a)Subject to the provisions of these articles relating to new shares, the shares shall be at the disposal of the Directors (and/or by a committee of the Directors or by any other person where such committee or person is so authorised by the Directors), and they may (subject to the provisions of the Act) allot, grant options over or otherwise dispose of them to such persons, on such terms and conditions and at such times as they may consider to be in the best interests of the Company and its members, but so that no share shall be issued at a discount to its nominal value save in accordance with the Act, and so that, save where the Act permits otherwise, the amount payable on application on each share shall not be less than one-quarter of the nominal amount of the share and the whole of any premium thereon.
(b)Subject to any requirement to obtain the approval of members under any laws, regulations or the rules of any stock exchange to which the Company is subject, the Board is authorised, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the Board deems advisable, options to purchase or subscribe for such number of shares of any class or classes or of any series of any class as the Board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued.
(c)The Directors are, for the purposes of section 1021 of the Act, generally and unconditionally authorised to exercise all powers of the Company to allot and issue relevant securities (as defined by the said section 1021) up to the amount of Company’s authorised share capital and to allot and issue any shares purchased by the Company pursuant to the provisions of the Act and held as treasury shares and this authority shall expire five years from the Adoption Date. The Company may before the expiry of such authority make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the Directors may allot relevant securities in pursuance of such an offer or agreement notwithstanding that the authority hereby conferred has expired.
(d)The Directors are hereby empowered pursuant to sections 1022 and 1023 of the Act to allot equity securities within the meaning of the said section 1023 of the Act for cash pursuant to the authority conferred by paragraph (c) of this article as if section 1022 of the said Act did not apply to any such allotment. The Company may before the expiry of such authority make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such an offer or agreement as if the power conferred by this paragraph (d) had not expired.
(e)Nothing in these articles shall preclude the Directors from recognising a renunciation of the allotment of any shares by any allottee in favour of some other person.
9.If by the conditions of allotment of any share the whole or part of the amount or issue price thereof shall be payable by instalments, every such instalment when due shall be paid to the Company by the person who for the time being shall be the Holder of the share.
10.The Company may pay commission to any person in consideration of a person subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company on such terms and subject to such conditions as the Directors may determine, including, without limitation, by paying cash or allotting and issuing fully or partly paid shares or any combination of the two. The Company may also, on any issue of shares, pay such brokerage as may be lawful.
11.The Company shall maintain or cause to be maintained the Register in accordance with the Act.
12.If the Board considers it necessary or appropriate, the Company may establish and maintain a duplicate Register at such location or locations within or outside Ireland as the Board thinks fit. The original Register shall be treated as the register of members of the Company for the purposes of these articles and the Act.
13.The Company, or any agent(s) appointed by it to maintain the duplicate Register in accordance with these articles, shall as soon as practicable and on a regular basis record or procure the recording in the original Register of all transfers of shares effected on any duplicate Register and shall at all times maintain the original Register in such manner as to show at all times the member for the time being and the shares respectively held by them, in all respects in accordance with the Act.
14.Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the Holder. This shall not preclude the Company from requiring the members or the transferee of shares to furnish the Company with information as to the beneficial ownership of any share when such information is reasonably required by the Company.
15.
(a)The Directors may at any time and in their absolute discretion, if they consider it to be in the interests of the Company to do so, give to any shareholder or shareholders a notice (hereinafter referred to as an “Investigation Notice”) requiring such shareholder or shareholders to notify the Company in writing within the prescribed period of full and accurate particulars of all or any of the following matters, namely:
(i)his interest in any shares in the Company;

(ii)if his interest in the share does not consist of the entire beneficial interest in it, the interests of all persons having a beneficial interest in the share (provided that one joint shareholder of a share shall not be obliged to give particulars of interests of persons in the share which arise only through another joint shareholder of the Company); and
(iii)any arrangement (whether legally binding or not) entered into by him or any person having any beneficial interest in the share whereby it has been agreed or undertaken or the shareholder of such share can be required to transfer the share or any interest therein to any person (other than a joint shareholder of the share) or to act in relation to any meeting of the Company or of any class of shares of the Company in a particular way or in accordance with the wishes or directions of any other person (other than a person who is a joint shareholder of such share).
(b)Where an intermediary receives a Disclosure Notice and is in possession or control of the information which is required to be provided pursuant to these articles and applicable law, it shall as soon as practicable provide the Company with that information. Any intermediary that receives a Disclosure Notice and is not in possession or control of the information which is required to be provided pursuant to applicable law, shall as soon as practicable:
(i)inform the Company that it is not in possession or control of the information;
(ii)where the intermediary is part of a chain of intermediaries, transmit the request to each other intermediary in the chain known to the first mentioned intermediary as being part of the chain; and
(iii)provide the Company with the details of each intermediary, if any, to which the request has been transmitted under sub-paragraph (ii).
(c)If, pursuant to an Investigation Notice, the person stated to own any beneficial interest in a share or the person in favour of whom any shareholder (or other person having any beneficial interest in the share) has entered into any arrangements referred to in paragraph (a)(iii) is a body corporate, trust, society or any other legal entity or association of individuals and/or entities, the Directors may in their absolute discretion give a further Investigation Notice to the shareholders of, and/or any person whom such shareholder has stated as having any beneficial interest in, such a share requiring them to notify the Company in writing within the prescribed period of full and accurate particulars of the names and Addresses of the individuals who control (whether directly or indirectly and through any number of vehicles, entities or arrangements) the beneficial ownership of all the shares, interests, units or other measure of ownership of such body corporate, trust, society or other entity or association wherever the same shall be incorporated, registered or domiciled or wherever such individuals shall reside provided that if at any stage of such chain of ownership the beneficial interest in any share shall be established to the satisfaction of the Directors to be in the ownership of any body corporate any of whose share capital is listed or dealt in on any bona fide stock exchange, unlisted securities market or over the counter securities market, it shall not be necessary to disclose details of the individuals ultimately controlling the beneficial interests in the shares of such body corporate.
(d)Unless otherwise required by applicable law, where a notice is served pursuant to the terms of this article on the holder of a share and such holder is a central securities depository (or its nominee(s)) acting in its capacity as operator of a securities settlement system, the obligations of the central securities depository (or its nominee(s)) as a holder pursuant to this article shall be limited to disclosing to the Company in accordance with this article such information relating to the ownership of or interests in the share concerned as has been recorded by it pursuant to the rules made and practices instituted by the central securities depository, provided that nothing in this article shall in any other way restrict the powers of the Directors under this article. For the purposes of this article, a person, other than the holder of a share, shall be treated as appearing to be or to have been interested in that share if the holder has informed the Company that the person is, or may be, or has been, or may have been, so interested, or if the Company (after taking account of any information obtained from the registered holder or, pursuant to a Disclosure Notice, from anyone else) knows or has reasonable cause to believe that the person is, or may be, or has been, or may have been, so interested.
(e)Where any member, or any other person with an interest in shares held by such member, is deemed by Section 1048 or 1050 of the Act to have an interest in 3% or more of the issued share capital of the Company, such member or person shall be required to notify the Company both of the existence of such interest and any event which results in the member or person ceasing to be so interested. Such notification shall be made in the same manner and within the same time period as specified in Sections 1052 and 1053 of the Act.
(f)If at any time the Directors are satisfied that:
(i)any member has been served with an Investigation Notice, or
(ii)any member, or any other person appearing to be interested in shares held by such member, has been served with a Disclosure Notice, and is in default for the prescribed period in supplying to the Company the information thereby required, or, in purported compliance with such a notice has made a statement which is false or inadequate, then the Directors may, in their absolute discretion at any time thereafter by notice (a “Disenfranchisement Notice”) to such member direct that in respect of the shares in relation to which the default occurred (the “Default Shares”) (which expression shall include any further shares which are issued in respect of such shares) the member shall not be entitled to attend or to vote either personally or by proxy at a general meeting of the Company or a meeting of the holders of any class of shares of the Company or to exercise any other rights conferred by membership in relation to general meetings of the Company or meetings of the holders of any class of shares of the Company. Where a Disenfranchisement Notice is served on a central securities depository or its nominee(s) acting in its capacity as operator of a securities settlement system, the provisions of this article shall be treated as applying only to such number of shares as is equal to the number of Default Shares held by the central securities depository or its nominee(s) and not to any other shares held by the central securities depository or its nominee(s).
(g)Where the Default Shares represent at least three per cent. (3%) of the issued shares of that class (or such other percentage as may be determined under the provisions of Section 1052 of the Act), then the Disenfranchisement Notice may additionally direct that:
(i)any dividend (or part thereof) or other money which would otherwise be payable in respect of the Default Shares shall be retained by the Company without any liability to pay interest thereon when such money is finally paid to the member and/or
(ii)no transfer of any shares held by such member shall be registered unless;
(A)the member is not himself in default as regards supplying the information required; and
(B)the transfer is part only of the member's holding and when presented for registration is accompanied by a certificate by the member in a form satisfactory to the Directors to the effect that after due and careful enquiry, the member is satisfied that none of the shares, the subject of the transfer, is a Default Share.

(h)The Company shall send to each other person appearing to be interested in the shares, the subject of any Disenfranchisement Notice, a copy of the Disenfranchisement Notice but the failure or omission by the Company to do so shall not invalidate such Disenfranchisement Notice.
(i)Save as herein provided, any Disenfranchisement Notice shall have effect in accordance with its terms for so long as the default in respect of which the Disenfranchisement Notice was issued continues and for a period of one week thereafter provided that the Directors may at the request of the member concerned reduce or waive such one week period if they think fit.
(j)Any Disenfranchisement Notice shall cease to have effect in relation to any shares which are transferred by such member by means of an Approved Transfer (as defined in article 15(k)(iii)).
(k)For the purpose of this article:
(i)a person shall be treated as appearing to be interested in any shares if the member holding such shares has in response to a Disclosure Notice or Investigation Notice either:
(A)named such person as being so interested; or
(B)fails to establish the identities of those interested in the shares;
and (after taking into account the said response and any other relevant Disclosure Notice or Investigation Notice) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the Shares;
(ii)in the case of both an Investigation Notice and a Disclosure Notice, the prescribed period is twenty-eight days from the date of service of the notice except that if the Default Shares represent at least five per cent. (5%) of the issued shares of that class, the prescribed period is fourteen days from such date; and
(iii)a transfer of shares is an “Approved Transfer” if, but only if:
(A)it is a transfer of shares to an offeror by way of or in pursuance of an acceptance of a takeover offer, merger, scheme or arrangement or consolidation of the Company; or
(B)the Directors are satisfied that the transfer is made pursuant to a sale of the whole of the beneficial ownership of the shares to a party unconnected with the member and with other persons appearing to be interested in such shares; or
(C)the transfer results from a sale made through a recognised stock exchange.
16.No person shall be entitled to a share certificate in respect of any Ordinary Share held by them in the share capital of the Company, whether such Ordinary Share was allotted or transferred to them, and the Company shall not be bound to issue a share certificate to any such person entered in the Register.
17.The Company shall not give, whether directly or indirectly and whether by means of a loan, guarantee, the provision of security or otherwise, any financial assistance for the purpose of a purchase or subscription made or to be made by any person of or for any shares in the Company or in its holding company, except as permitted by the Act.
18.

(a)The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) payable at a fixed time or called in respect of that share. The Directors, at any time, may declare any share to be wholly or in part exempt from the provisions of this article. The Company’s lien on a share shall extend to all moneys payable in respect of it.
(b)The Company may sell in such manner as the Directors determine any share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen Clear Days after notice demanding payment, and stating that if the notice is not complied with the share may be sold, has been given to the Holder of the share or to the person entitled to it by reason of the death or bankruptcy of the Holder.
(c)To give effect to a sale, the Directors may authorise some person to execute an instrument of transfer of the share sold to, or in accordance with the directions of, the purchaser. The transferee shall be entered in the Register as the Holder of the share comprised in any such transfer and he shall not be bound to see to the application of the purchase moneys nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the sale, and after the name of the transferee has been entered in the Register, the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.
(d)The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable and any residue (upon surrender to the Company for cancellation of the certificate for the shares sold and subject to a like lien for any moneys not presently payable as existed upon the shares before the sale) shall be paid to the person entitled to the shares at the date of the sale.
19.
(a)Subject to the terms of allotment, the Directors may make calls upon the members in respect of any moneys unpaid on their shares and each member (subject to receiving at least fourteen Clear Days’ notice specifying when and where payment is to be made) shall pay to the Company as required by the notice the amount called on his shares. A call may be required to be paid by instalments. A call may be revoked before receipt by the Company of a sum due thereunder, in whole or in part and payment of a call may be postponed in whole or in part. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.
(b)A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.
(c)The joint Holders of a share shall be jointly and severally liable to pay all calls in respect thereof.
(d)If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, at the appropriate rate (as defined by the Act) but the Directors may waive payment of the interest wholly or in part.
(e)An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or as an instalment of a call, shall be deemed to be a call and if it is not paid the provisions of these articles shall apply as if that amount had become due and payable by virtue of a call.
(f)Subject to the terms of allotment, the Directors may make arrangements on the issue of shares for a difference between the Holders in the amounts and times of payment of calls on their shares.

(g)The Directors, if they think fit, may receive from any member willing to advance the same all or any part of the moneys uncalled and unpaid upon any shares held by him, and upon all or any of the moneys so advanced may pay (until the same would, but for such advance, become payable) interest at such rate, not exceeding (unless the Company in general meeting otherwise directs) fifteen percent per annum, as may be agreed upon between the Directors and the member paying such sum in advance.
(h)
(i)If a member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors, at any time thereafter and during such times as any part of the call or instalment remains unpaid, may serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued.
(ii)The notice shall name a further day (not earlier than the expiration of fourteen Clear Days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.
(iii)If the requirements of any such notice as aforesaid are not complied with then, at any time thereafter before the payment required by the notice has been made, any shares in respect of which the notice has been given may be forfeited by a resolution of the Directors to that effect. The forfeiture shall include all dividends or other moneys payable in respect of the forfeited shares and not paid before forfeiture. The Directors may accept a surrender of any share liable to be forfeited hereunder.
(iv)On the trial or hearing of any action for the recovery of any money due for any call it shall be sufficient to prove that the name of the member sued is entered in the Register as the Holder, or one of the Holders, of the shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book and that notice of such call was duly given to the member sued, in pursuance of these articles, and it shall not be necessary to prove the appointment of the Directors who made such call nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.
(i)Α forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal such a share is to be transferred to any person, the Directors may authorise some person to execute an instrument of transfer of the share to that person. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and thereupon he shall be registered as the Holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.
(j)Α person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but nevertheless shall remain liable to pay to the Company all moneys which, at the date of forfeiture, were payable by him to the Company in respect of the shares, without any deduction or allowance for the value of the shares at the time of forfeiture but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares.
(k)Α statutory declaration that the declarant is a Director or the Secretary of the Company, and that a share in the Company has been duly forfeited on the date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share.

(l)The provisions of these articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.
(m)The Directors may accept the surrender of any share which the Directors have resolved to have been forfeited upon such terms and conditions as may be agreed and, subject to any such terms and conditions, a surrendered share shall be treated as if it has been forfeited.
TRANSFER OF SHARES
20.
(a)The instrument of transfer of any share may be executed for and on behalf of the transferor by the Secretary, an Assistant Secretary or any such person that the Secretary or an Assistant Secretary nominates for that purpose (whether in respect of specific transfers or pursuant to a general standing authorisation), and the Secretary, Assistant Secretary or the relevant nominee shall be deemed to have been irrevocably appointed agent for the transferor of such share or shares with full power to execute, complete and deliver in the name of and on behalf of the transferor of such share or shares all such transfers of shares held by the members in the share capital of the Company. Any document which records the name of the transferor, the name of the transferee, the class and number of shares agreed to be transferred, the date of the agreement to transfer shares and the price per share, shall, once executed by the transferor or the Secretary, Assistant Secretary or the relevant nominee as agent for the transferor, and by the transferee where required by the Act, be deemed to be a proper instrument of transfer for the purposes of the Act. The transferor shall be deemed to remain the Holder of the share until the name of the transferee is entered on the Register in respect thereof, and neither the title of the transferee nor the title of the transferor shall be affected by any irregularity or invalidity in the proceedings in reference to the sale should the Directors so determine.
(b)The Company, at its absolute discretion, may, or may procure that a subsidiary of the Company shall, pay Irish stamp duty arising on a transfer of shares on behalf of the transferee of such shares of the Company. If stamp duty resulting from the transfer of shares in the Company which would otherwise be payable by the transferee is paid by the Company or any subsidiary of the Company on behalf of the transferee, then in those circumstances, the Company shall, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to (i) seek reimbursement of the stamp duty from the transferee or transferor, (ii) set-off the stamp duty against any dividends payable to the transferee of those shares and (iii) claim a first and paramount lien on the shares on which stamp duty has been paid by the Company or its subsidiary for the amount of stamp duty paid. The Company’s lien shall extend to all dividends paid on those shares.
(c)Notwithstanding the provisions of these articles and subject to any regulations made under section 1086 of the Act, title to any shares in the Company may also be evidenced and transferred without a written instrument in accordance with section 1086 of the Act or any regulations made thereunder. The Directors shall have power to permit any class of shares to be held in uncertificated form and to implement any arrangements they think fit for such evidencing and transfer which accord with such regulations and in particular shall, where appropriate, be entitled to disapply or modify all or part of the provisions in these articles with respect to the requirement for written instruments of transfer and share certificates (if any), in order to give effect to such regulations.
21.Subject to such of the restrictions of these articles and to such of the conditions of issue of any share warrants as may be applicable, the shares of any member and any share warrant may be transferred by instrument in writing in any usual or common form or any other form which the Directors may approve.

22.
(a)The Directors in their absolute discretion and without assigning any reason therefor may decline to register:
(i)any transfer of a share which is not fully paid; or
(ii)any transfer to or by a minor or person of unsound mind;
but this shall not apply to a transfer of such a share resulting from a sale of the share through a stock exchange on which the share is listed.
(b)The Directors may decline to recognise any instrument of transfer unless:
(i)the instrument of transfer is accompanied by any evidence the Directors may reasonably require to show the right of the transferor to make the transfer;
(ii)the instrument of transfer is in respect of one class of share only;
(iii)the instrument of transfer is properly stamped (in circumstances where stamping is required);
(iv)a fee of €10 or such lesser sum as the Directors may from time to time require, is paid to the Company in respect of it;
(v)the instrument of transfer is in favour of not more than four transferees;
(vi)it is lodged at the Office or at such other place as the Directors may appoint;
(vii)the Board is satisfied, acting reasonably, that all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Ireland and any other applicable jurisdiction required to be obtained under relevant law prior to such transfer have been obtained; and
(viii)the Board is satisfied, acting reasonably, that the transfer would not violate the terms of any agreement to which the Company (or any of its subsidiaries) and the transferor are party to or subject.
23.If the Directors refuse to register a transfer, they shall, within two months after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal.
24.
(a)The Directors may from time to time fix a record date for the purposes of determining the rights of members to notice of and/or to vote at any general meeting of the Company. The record date shall not precede the date upon which the resolution fixing the record date is adopted by the Directors, and the record date shall be not more than eighty nor less than ten days before the date of such meeting. If no record date is fixed by the Directors, the record date for determining members entitled to notice of or to vote at a meeting of the members shall be the close of business on the day next preceding the day on which notice is given. Unless the Directors determine otherwise, a determination of members of record entitled to notice of or to vote at a meeting of members shall apply to any adjournment, recess, rescheduling or postponement of the meeting.
(b)In order that the Directors may determine the members entitled to receive payment of any dividend or other distribution or allotment of any rights or the members entitled to exercise any rights in respect of any change, conversion or exchange of shares, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than thirty nor less than two days prior to such action. If no record date is fixed, the record date for determining members for such purpose shall be at the close of business on the day on which the Directors adopt the resolution relating thereto.
25.Registration of transfers may be suspended at such times and for such period, not exceeding in the whole 30 days in each year, as the Directors may from time to time determine subject to the requirements of the Act.
26.All instruments of transfer shall upon their being lodged with the Company remain the property of the Company and the Company shall be entitled to retain them.
27.Subject to the provisions of these articles, whenever as a result of a consolidation of shares or otherwise any members would become entitled to fractions of a share, the Directors may sell or cause to be sold, on behalf of those members, the shares representing the fractions for the best price reasonably obtainable to any person and distribute the proceeds of sale (subject to any applicable tax and abandoned property laws) in due proportion among those members, and the Directors may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.
TRANSMISSION OF SHARES
28.In the case of the death of a member, the survivor or survivors where the deceased was a joint Holder, and the personal representatives of the deceased where he was a sole Holder, shall be the only persons recognised by the Company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased joint Holder from any liability in respect of any share which had been jointly held by him with other persons.
29.Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as may from time to time properly be required by the Directors and subject as herein provided, elect either to be registered himself as Holder of the share or to have some person nominated by him registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the shares by that member before his death or bankruptcy, as the case may be.
30.If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he elects to have another person registered, he shall testify his election by executing to that person a transfer of the share. All the limitations, restrictions and provisions of these articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member had not occurred and the notice of transfer were a transfer signed by that member.
31.A person becoming entitled to a share by reason of the death or bankruptcy of the Holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered Holder of the share, except that he shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to the meetings of the Company, so, however, that the Directors may at any time give notice requiring such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within 90 days, the Directors may thereupon withhold payment of all dividends, bonuses or other moneys payable in respect of the share until the requirements of the notice have been complied with.
ALTERATION OF CAPITAL
32.

(a)The Company may from time to time by Ordinary Resolution increase the authorised share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe.
(b)Subject to the provisions of the Act, the new shares shall be issued upon such terms and conditions and with such rights and privileges annexed thereto as the general meeting resolving upon the creation thereof shall direct, or if no such direction be given, as the Directors shall determine.
(c)Except so far as otherwise provided by the conditions of issue or by these articles, any capital raised by the creation of new shares shall be subject to the provisions herein contained with reference to the payment of calls and instalments, transfer and transmission, forfeiture, lien and otherwise.
33.The Company may by Ordinary Resolution:
(a)divide its share capital into several classes and attach to them respectively any preferential, deferred, qualified or special rights, privileges or conditions;
(b)consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;
(c)subdivide its existing shares, or any of them, into shares of smaller amount than is fixed by the memorandum of association subject, nevertheless, to the Act; or
(d)cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and reduce the amount of its authorised share capital by the amount of the shares so cancelled; and
(e)subject to applicable law, change the currency denomination of its share capital.
34.The Company may by Special Resolution (or by Ordinary Resolution where permitted by section 83 of the Act) reduce its company capital (including its share capital, any capital redemption reserve fund or any share premium account or undenominated capital account) in any manner and with and subject to any incident authorised, and consent required, by law.
GENERAL MEETINGS
35.The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year, and shall specify the meeting as such in the notices calling it. Not more than fifteen months shall elapse between the date of one annual general meeting of the Company and that of the next.
36.Subject to the Act, all general meetings of the Company may be held outside of Ireland.
37.All general meetings other than annual general meetings shall be called extraordinary general meetings.
38.The Directors may, whenever they think fit, convene an extraordinary general meeting, and extraordinary general meetings shall also be convened on such requisition, or in default may be convened by such requisitionists, as provided in section 178(3) of the Act.
39.All provisions of these articles relating to general meetings of the Company shall, mutatis mutandis, apply to every separate general meeting of the Holders of any class of shares in the capital of the Company, except that:
(a)the necessary quorum shall be two or more persons holding or representing by proxy (whether or not such Holder actually exercises his voting rights in whole, in part or at all at the relevant general meeting) at least one-half in nominal value of the issued shares of the class or, at any adjourned meeting of such Holders, one Holder present in person or by proxy, whatever the amount of his holding, shall be deemed to constitute a meeting; and
(b)each Holder of shares of the class shall have one vote in respect of every share of the class held by him.
40.A Director shall be entitled, notwithstanding that he is not a member, to attend and speak at any general meeting and at any separate meeting of the Holders of any class of shares in the Company.
NOTICE OF GENERAL MEETINGS
41.
(a)Subject to the provisions of the Act allowing a general meeting to be called by shorter notice, an annual general meeting, and an extraordinary general meeting called for the passing of a special resolution, shall be called by not less than twenty-one Clear Days’ notice and all other extraordinary general meetings shall be called by not less than fourteen Clear Days’ notice.
(b)Any notice convening a general meeting shall specify the time and place of the meeting and, in the case of special business, the general nature of that business and, in reasonable prominence, that a member entitled to attend and vote is entitled to appoint a proxy to attend, speak and vote in his place and that a proxy need not be a member of the Company. It shall also give particulars of any Directors who are to retire at the meeting and of any persons who are recommended by the Directors for appointment or re-appointment as Directors at the meeting or in respect of whom notice has been duly given to the Company of the intention to propose them for appointment or re-appointment as Directors at the meeting. Provided that the latter requirement shall only apply where the intention to propose the person has been received by the Company in accordance with, and the proposal is otherwise made in compliance with, the provisions of these articles, including articles 44 to 45 and articles 56 to 65. Subject to any restrictions imposed on any shares, the notice of the meeting shall be given to all the members of the Company as of the record date set by the Directors and to the Directors and the Auditors.
(c)The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at the meeting.
42.Where, by any provision contained in the Act, extended notice is required of a resolution, the resolution shall not be effective (except where the Directors of the Company have resolved to submit it) unless notice of the intention to move it has been given to the Company not less than twenty-eight days (or such shorter period as the Act permit) before the meeting at which it is moved, and the Company shall give to the members notice of any such resolution as required by and in accordance with the provisions of the Act.
PROCEEDINGS AT GENERAL MEETINGS
43.All business shall be deemed special that is transacted at an extraordinary general meeting, and also all that is transacted at an annual general meeting, with the exception of the review by the members of the Company’s affairs declaring a dividend, the consideration of the Company’s statutory financial statements and the reports of the Directors and auditors, the election of Directors, the re-appointment of the retiring auditors and the fixing of the remuneration of the auditors.
44.At any annual general meeting of the members, only such nominations of individuals for election to the Board shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting. For nominations to be properly made at an annual general meeting, and for other business to be properly brought before an annual general meeting, such nominations and other business must be: (a) specified in the Company’s notice of meeting (or any supplement thereto) given by or at the direction of the Board; (b) otherwise made at the annual general meeting, by or at the direction of the Board; (c) or otherwise properly requested to be brought before the annual general meeting by a member of the Company in accordance with this article 44 and articles 56 to 65. For nominations of individuals for election to the Board or other business to be properly requested by a member to be made at or brought before an annual general meeting pursuant to this article 44(c), a member must (i) be a member at the time of giving of notice of such annual general meeting by or at the direction of the Board, on the record date for determination of members entitled to vote at such meeting, and at the time of the annual general meeting, (ii) be entitled to vote at such annual general meeting and (iii) comply with the procedures set forth in these articles as to such nomination or other business. This article 44 shall be the exclusive means for a member to make nominations or to bring other business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Company’s notice of meeting) before an annual general meeting of members.
45.At any extraordinary general meeting of the members, only such business shall be conducted or considered, as shall have been properly brought before the meeting. To be properly brought before an extraordinary general meeting, such business must be (a) specified in the Company’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise brought before the extraordinary general meeting, by or at the direction of the Board, or (c) otherwise properly brought before the extraordinary general meeting by any members of the Company pursuant to the valid exercise of power granted to them under the Act to submit a requisition to the Company to convene an extraordinary general meeting (such requisition, an “EGM Request”) and in accordance with this article 45 and articles 56 to 65; provided, however, that nothing herein shall prohibit the Board from submitting additional matters to members at any such extraordinary general meeting. Nominations of persons for election to the Board may be made at an extraordinary general meeting of members at which Directors are to be elected pursuant to the Company’s notice of meeting (a) by or at the direction of the Board, or (b) by any member of the Company who (i) is a member at the time of giving of notice of such extraordinary general meeting, on the record date for determination of members entitled to vote at such meeting and at the time of the extraordinary general meeting, (ii) is entitled to vote at the meeting and (iii) complies with the procedures set forth in these articles as to such nomination. This article 45 shall be the exclusive means for a member to make nominations or bring other business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Company’s notice of meeting) before an extraordinary general meeting of members. For the avoidance of doubt, nothing in these articles shall be construed to confer on any member the right to request an extraordinary general meeting or to make nominations or to bring any other business at any extraordinary general meeting (whether requisitioned by members pursuant to an EGM Request or otherwise), or to expand any rights that members have with respect to any extraordinary general meeting that is held in connection with an EGM Request (including any such extraordinary general meeting that is convened by the Board in response to an EGM Request) beyond those rights provided to members under the Act.
46.No business shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business. One or more Holders of shares, present in person or by proxy (whether or not such Holder actually exercises his voting rights in whole, in part or at all at the relevant general meeting), entitling them to exercise a majority of the voting power of the Company on the relevant record date shall constitute a quorum.
47.Any general meeting duly called at which a quorum is not present shall be adjourned and the Company shall provide notice pursuant to article 41 in the event that such meeting is to be reconvened.
48.The Chairman, if any, of the Board shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he is not present at the time appointed for the holding of the meeting or is unwilling to act, any Director of the Company or any other person nominated by the Board (or if the Board has not nominated any such person prior to the meeting or the Chairman or such person is not present within fifteen minutes after the time appointed for the holding of the meeting or is unwilling to act, such an officer or Director or any other person elected by the Directors present at the meeting) shall preside as Chairman of the meeting.
49.If at any general meeting no person nominated in accordance with article 48 is willing to act as Chairman or if no such person is present within fifteen minutes after the time appointed for holding the meeting, the members present shall choose one of their number to be Chairman of the meeting.
50.The Chairman may, with the consent of any meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place without notice other than by announcement of the time and place of the adjourned meeting by the Chairman of the meeting. The Chairman of the meeting may at any time without the consent of the meeting adjourn the meeting to another time and/or place if, in his opinion, it would facilitate the conduct of the business of the meeting to do so or if he is so directed by the Board. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.
51.At any general meeting a resolution put to the vote of the meeting shall be decided by poll.
52.A poll shall be taken in such manner as the Chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting.
53.On a poll taken at any general meeting or any separate meeting of the Holders of any class of shares in the Company, a Holder, whether present in person or by proxy, entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.
54.Where there is an equality of votes, the Chairman of the meeting shall be entitled to a casting vote in addition to any other vote he may have.
55.Unless the Directors otherwise determine, no member shall be entitled to vote at any general meeting or any separate meeting of the Holders of any class of shares in the Company, either in person or by proxy, or to exercise any privilege as a member in respect of any share held by him unless all monies then payable by him in respect of that share have been paid.
ADVANCE NOTICE OF MEMBER BUSINESS AND NOMINATIONS
56.Subject to article 63, but otherwise without qualification or limitation, for any nominations or any other business to be properly brought before an annual general meeting by a member pursuant to article 44, the member must have given timely notice thereof in writing to the Secretary in proper form, and in accordance with this article 56 and articles 58 to 65, and such other business must otherwise be a proper matter for member action.
(a)To be timely, a member’s notice shall be delivered to the Secretary at the Office not earlier than the close of business on the one hundred and twentieth (120th) day and not later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual general meeting; provided, however, that in the event that no annual general meeting was held in the previous year or the date of the annual general meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the member must be so delivered not earlier than the close of business on the one hundred and twentieth (120th) day prior to the date of such annual general meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual general meeting or, if the first public announcement of the date of such annual general meeting is less than one hundred (100) days prior to the date of such annual general meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall any adjournment, recess, rescheduling or postponement of an annual general meeting, or the public announcement thereof, commence a new time period for the giving of a member’s notice as described above. For the avoidance of doubt, a member shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these articles.
(b)Notwithstanding anything in article 56(a) to the contrary, in the event that the number of Directors to be elected to the Board is increased by the Board, and there is no public announcement by the Company naming all of the nominees for Director or specifying the size of the increased Board at least ten (10) days prior to the deadline for nominations that would otherwise be applicable under this article 56, a member’s notice required by this article 56 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the Office not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Company.
57.Subject to article 63, but otherwise without qualification or limitation, for any business to be properly requested to be brought before an extraordinary general meeting by a member, the member must have given timely notice thereof in writing to the Secretary in proper form and in accordance with this article 57 and articles 58 to 65, and such business must otherwise be a proper matter for member action.
(a)Subject to article 63, in the event that an extraordinary general meeting of members is called by a member of the Company pursuant to an EGM Request, the purpose of which is the election of one or more Directors to the Board, the right of any member to nominate an individual or individuals (as the case may be) for election to such position(s) as specified in the Company’s notice of meeting shall be subject to such member having given timely notice thereof. To be timely, a member’s notice shall be delivered to the Secretary at the Office not earlier than the close of business on the one hundred and twentieth (120th) day prior to the date of such extraordinary general meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such extraordinary general meeting or, if the first public announcement of the date of such extraordinary general meeting is less than one hundred (100) days prior to the date of such extraordinary general meeting, the tenth (10th) day following the day on which public announcement is first made of the date of the extraordinary general meeting and, if applicable, of the nominees proposed by the Board to be elected at such meeting. In no event shall any adjournment, recess, rescheduling or postponement of an extraordinary general meeting of members, or the public announcement thereof, commence a new time period for the giving of a member’s notice as described above. For the avoidance of doubt, a member shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these articles.
(b)Notwithstanding anything in article 57(a) to the contrary, in the event that the number of Directors to be elected to the Board is increased by the Board, and there is no public announcement by the Company naming all of the nominees for Director or specifying the size of the increased Board at least ten (10) days prior to the deadline for nominations that would otherwise be applicable under this article 57, a member’s notice required by this article 57 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the Office not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.
58.Without prejudice to the generality of articles 56 and 57, to be in proper form, a member’s notice pursuant to articles 44 to 45 and articles 56 to 65 must include the following, as applicable:
(a)As to the member giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or business is brought, as applicable, a member’s notice must set forth: (i) the name and address of such member, as they appear on the Register, of such beneficial owner, if any, and any persons that are acting in concert therewith: (ii) a representation that the member giving the notice is a Holder of shares carrying voting rights entitled to vote at such meeting, will continue to be a Holder of shares carrying voting rights entitled to vote at such meeting through the date of such meeting and intends to appear in person or by proxy at the meeting to make such nomination or to propose such business; (iii) (A) the class or series and number of shares of the Company which are, directly or indirectly, owned of record and owned beneficially by such member, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, (B) any option, warrant, convertible security, share appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any security of the Company or with a value derived in whole or in part from the value of any security of the Company, or any derivative or synthetic arrangement having the characteristics of a long position in any security of the Company, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any security of the Company, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any security of the Company, whether or not such instrument, contract or right shall be subject to settlement in the underlying securities of the Company, through the delivery of cash or other property, or otherwise, and without regard to whether the Holder, the beneficial owner, if any, or any of their respective affiliates, or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of securities of the Company (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such member, the beneficial owner, if any, or any of their respective affiliates or associates, or others acting in concert therewith, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such member, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith has or pursuant to any proxy, contract, understanding or relationship may acquire any right to vote any security of the Company, (D) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such member, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith, directly or indirectly, the intent, purpose or effect of which may be to mitigate loss to, transfer to or from any such person, in whole or in part, any of the economic consequences of ownership or reduce the economic risk (of ownership or otherwise) of any security of the Company by, manage the risk of share price changes for, or increase or decrease the voting power of, such member, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith, with respect to any security of the Company, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any securities of the Company (any of the foregoing, a “Short Interest”), (E) any rights to dividends on the shares of the Company owned beneficially by such member, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith, that are separated or separable from the underlying shares of the Company, (F) any proportionate interest in securities of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership or similar entity in which such member, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner or is the manager or managing member, or directly or indirectly, beneficially owns any interest in the manager or managing member of such general or limited partnership or similar entity, (G) any performance-related fees (other than an asset-based fee) that such member, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith, is entitled to based on any increase or decrease in the value of securities of the Company or Derivative Instruments or Short Interests, if any; (H) any direct or indirect interest, including any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Company held by such member, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith, and (I) any direct or indirect interest of such member, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith, in any contract with, or any litigation involving, the Company, any affiliate of the Company or any principal competitor of the Company (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (iv) if any such member, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith, intends to engage in a solicitation with respect to a nomination or other business pursuant to this article 58, a statement disclosing the name of each participant in such solicitation (as defined in Item 4 of Schedule 14A under the Exchange Act) and if involving a nomination a representation that such member, such beneficial owner or any of their respective affiliates or associates, or others acting in concert, therewith intends to deliver a proxy statement and form of proxy to holders of at least sixty-seven percent (67%) of the shares carrying voting rights; (v) a certification that each such member, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith, has complied with all applicable legal requirements in connection with its acquisition of shares or other securities of the Company and such person’s acts or omissions as a member of the Company; (vi) the names and addresses of other members (including beneficial owners) known by any such member, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith, to financially or otherwise materially support (it being understood, for example, that statement of an intent to vote for, or delivery of a revocable proxy to such proponent, does not require disclosure under this section, but solicitation of other members by such supporting member would require disclosure under this section) such nomination(s) or proposal(s), and to the extent known the class and number of all shares of the Company’s share capital owned beneficially or of record by, and any other information contemplated by clause (iii) of this article 58(a) with respect to, such other member(s) or other beneficial owner(s); (vii) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) of the Exchange Act or an amendment pursuant to Rule 13d-2(a) of the Exchange Act if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such member, such beneficial owner and their respective affiliates or associates, or others acting in concert therewith, if any; and (viii) any other information relating to such member such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith, if any, that would be required to be disclosed in a proxy statement and form or proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the business proposal and/or for the election of Directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.
(b)If the notice includes any business other than a nomination of a Director or Directors that the member proposes to bring before the meeting, a member’s notice must, in addition to the matters set forth in article 58(a), also set forth: (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such member such beneficial owner and each of their respective affiliates or associates, or others acting in concert therewith, if any, in such business, (ii) the text of the business proposal (including the text of any resolutions proposed for consideration and, in the event that such proposal includes a proposal to amend these articles, the text of the proposed amendment), and (iii) a description of all agreements, arrangements and understandings between such member, such beneficial owner and each of their respective affiliates or associates, or others acting in concert therewith, if any, on the one hand, and any other person or persons (including their names), on the other hand, in connection with the business proposal by such member.
(c)As to each individual, if any, whom the member proposes to nominate for election or re-election to the Board, a member’s notice must, in addition to the matters set forth in article 58(a), also set forth: (i) the name, age, business and residence address of such person; (ii) the principal occupation or employment of such person (present and for the past five (5) years);(iii) the completed and signed questionnaire and representation agreement required by article 64; (iv) all information relating to such individual that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of

Directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such individual’s written consent to being named in a proxy statement as a nominee) and a written statement of intent to serve as a Director for the full term if elected; and (v) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such member and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all biographical and related party transaction and other information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-Κ under the Exchange Act if the member making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a Director or executive officer of such registrant.
(d)In addition, to be considered timely, a member’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining the Holders entitled to notice of the meeting (or any adjournment, recess, rescheduling or postponement thereof) and as of the date that is ten (10) days prior to the meeting (or any adjournment, recess, rescheduling or postponement thereof), and such update and supplement shall be delivered to the Secretary at the Office not later than (a) the later of (i) ten (10) days after the record date for determining the Holders entitled to notice of the meeting (or any adjournment, recess, rescheduling or postponement thereof) or (ii) the first public announcement of the date of notice of such record date in the case of the update and supplement required to be made as of the record date, and (b) not later than eight (8) days prior to the date for the meeting (or any adjournment, recess, rescheduling or postponement thereof) in the case of the update and supplement required to be made as of ten (10) days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof. The obligation to update and supplement as set forth in this article 58(d) or any other article shall not limit the Company’s rights with respect to any deficiencies in any notice provided by a member, extend any applicable deadlines under these articles or enable or be deemed to permit a member who has previously submitted notice under these articles to amend or update any nomination or business proposal or to submit any new nomination or business proposal, including by changing or adding nominees, matters, business and or resolutions proposed to be brought before a meeting of the members. In addition, if the member giving the notice has delivered to the Company a notice relating to the nomination of Directors, the member giving the notice shall deliver to the Company no later than five (5) business days prior to the date of the meeting or, if practicable, any adjournment, recess, rescheduling or postponement thereof (or, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned, recessed, rescheduled, or postponed) reasonable evidence that it has complied with the requirements of Rule 14a-19 of the Exchange Act.
(e)The Company may also, as a condition to any such nomination or business being deemed properly brought before an annual or extraordinary general meeting, require any member giving the notice and the beneficial owner, if any, on whose behalf the nomination or business proposal, as applicable, is made, or any proposed nominee to deliver to the Secretary, within five (5) business days of any such request, such other information as may reasonably be required by the Company or the Board, in its sole discretion, to determine (a) the eligibility of such proposed nominee to serve as a Director, (b) whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Company or (c) such other information that the Board determines, in its sole discretion, could be material to a reasonable member’s understanding of the independence, or lack thereof, of such nominee. Notwithstanding anything to the contrary, only persons who are nominated in accordance with the procedures set forth in these articles, including, without limitation, articles 44 to 45 and articles 56 to 65 shall be eligible for election as Directors; and
(f)Notwithstanding anything to the contrary in these articles 56 to 65, to the extent the Holder giving the notice is acting solely at the direction of the beneficial owner and not also on its own behalf or in concert with a beneficial owner, and is not an affiliate or associate or such beneficial owner, information otherwise required by clauses (iii), (iv), (v) and (vi) of article 58(a) shall not be required of or with respect to such Holder.
59.Notwithstanding the provisions of these articles, a member giving the notice shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these articles; provided, however, that any references in these articles to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the separate and additional requirements set forth in these articles with respect to nominations or proposals as to any other business to be considered.
60.Only persons who are nominated by members in accordance with the procedures set forth in article 44 to 45 and articles 56 to 65 shall be eligible to be elected at an annual or extraordinary general meeting of members of the Company to serve as Directors and only such business shall be conducted at a meeting of members as shall have been brought before the meeting in accordance with the procedures set forth in articles 44 to 45 and articles 56 to 65. The procedures set forth in articles 44 to 45 and articles 56 to 65 for nomination for the election of Directors by members are in addition to, and not in limitation of, any procedures now in effect or hereafter adopted by or at the direction of the Board or any committee thereof.
61.Notwithstanding the foregoing provisions of article 44 and articles 56 to 65, if the member giving the notice (or a qualified representative thereof) does not appear at the annual or extraordinary general meeting of members of the Company to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company.
62.Except as otherwise provided by law, the Board or the Chairman of the meeting shall have the power (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in articles 44 and 45 and articles 56 to 65 (including whether the member or beneficial owner, if any, on whose behalf the nomination or business proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such member’s nominee or business proposal in compliance with such member’s representation as required by article 59(a)(v)) and (b) if any nomination or proposal was not made or proposed in compliance with articles 44 and 45 and articles 56 to 65, or if any of the information provided to the Company pursuant to articles 44 and 45 and articles 56 to 65 was inaccurate, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.
63.Nothing in these articles shall be deemed to affect any rights: (a) of members to request inclusion of business proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act; (b) of the holders of any series of preferred shares if and to the extent provided for under law, the memorandum of association or these articles or (c) of members of the Company to bring business before an extraordinary general meeting pursuant to the valid exercise of power granted to them under Section 178 of the Act. Subject to Rule 14a-8 under the Exchange Act, nothing in these articles shall be construed to permit any member, or give any member the right, to include or have disseminated or described in the Company’s proxy statement any nomination of Director or Directors or any other business proposal, unless such Member has complied with these articles, including the provision to the Company of notices required thereunder in a timely manner.

64.To be eligible to be a nominee of any member for election or re-election as a Director of the Company, a person must deliver (in accordance with the time periods prescribed for delivery of notice under these articles 56 to 65) to the Secretary at the Office a written questionnaire with respect to the background and qualification of such individual and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made, and a written representation and agreement (in the form of such questionnaire and representation and agreement provided by the Secretary, which form shall be provided by the Secretary upon written request of any member giving the notice and the beneficial owner, if any, on whose behalf the nomination or business proposal, as applicable, is made; provided such written request identifies both the member making such request and the beneficial owner(s), if any, on whose behalf such request is being made) that such individual:
(a)(1) is not and will not become a party to: (a) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company; and (b) any Voting Commitment that could limit or interfere with such individual’s ability to comply, if elected as a Director, with such individual’s fiduciary duties under applicable law; and (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein;
(b)agrees to promptly provide to the Company such other information as the Company may reasonably request and;
(c)in such individual’s personal capacity and on behalf of any person or entity on whose behalf, directly or indirectly, the nomination is being made, would be in compliance, if elected as a Director, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company publicly disclosed from time to time.
65.Any individual who is nominated for election to the Board, including pursuant to these articles 44 and 45 and articles 56 to 65 shall tender an irrevocable resignation in advance of the general meeting. Unless otherwise resolved by the Board, such resignation shall become effective if the Board resolves that (a) the information provided to the Company by an individual who is nominated for election to the Board, including pursuant to any of articles 44 to 45 and articles 56 to 65, as applicable, or, if applicable, by the member who nominated such person under any of articles 44 to 45 and articles 56 to 65, applicable, and the beneficial owner, if any, on whose behalf the nomination was made, was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; or (b) such individual or, if applicable, the member who nominated such individual under any of articles 44 to 45 and articles 56 to 65, as applicable, and the beneficial owner, if any, on whose behalf the nomination was made, shall have breached any representations or obligations owed to the Company under these articles.
VOTES OF MEMBERS
66.Subject to any special rights or restrictions as to voting for the time being attached by or in accordance with these articles to any class of shares, every member who is present in person or by proxy shall have one vote for each share of which he is the Holder.
67.When there are joint Holders, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint Holders; and for this purpose, seniority shall be determined by the order in which the names stand in the Register.

68.A member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction (whether in Ireland or elsewhere) in matters concerning mental disorder, may vote, on a poll, by his committee, receiver, guardian or other person appointed by that court and any such committee, receiver, guardian or other person may vote by proxy on a poll. Evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote shall be received at the Office or at such other address as is specified in accordance with these articles for the receipt of appointments of proxy and in default the right to vote shall not be exercisable.
69.No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the meeting, whose decision shall be final and conclusive.
70.Votes may be given either personally or by proxy.
71.
(a)Every member entitled to attend and vote at a general meeting may appoint a proxy to attend, speak and vote on his behalf and may appoint more than one proxy to attend, speak and vote at the same meeting. The appointment of a proxy shall be in any form which the Directors may approve (subject to compliance with any requirements as to form prescribed by the Act and the Exchange Act) and, if required by the Company, shall be signed by or on behalf of the appointor. In relation to written proxies, a body corporate must sign a form of proxy under its common seal (if applicable) or under the hand of a duly authorised officer or attorney thereof. A proxy need not be a member of the Company. The appointment of a proxy in electronic or other form shall only be effective in such manner as the Directors may approve and subject to any requirements of the Act. An instrument or other form of communication appointing or evidencing the appointment of a proxy or a corporate representative (other than a standing proxy or representative) together with such evidence as to its due execution as the Board may from time to time require, may be returned to the address or addresses stated in the notice of meeting or adjourned meeting or any other information or communication by such time or times as may be specified by the Board in the notice of meeting or adjourned meeting or in any other such information or communication (which times may differ when more than one place is so specified) or, if no such time is specified, at any time prior to the holding of the relevant meeting or adjourned meeting at which the appointee proposes to vote, and, subject to the Act, if not so delivered the appointment shall not be treated as valid.
(b)Without limiting the foregoing, the Directors may from time to time permit appointments of a proxy to be made by means of an electronic or internet communication or facility and may in a similar manner permit supplements to, or amendments or revocations of, any such electronic or internet communication or facility to be made. For the avoidance of doubt, such appointments of proxy as made by electronic or internet communication or facility as permitted by the Directors will be deemed to be deposited at the place specified for such purpose once received by the Company. The Directors may in addition prescribe the method of determining the time at which any such electronic or internet communication or facility is to be treated as received by the Company. The Directors may treat any such electronic or internet communication or facility which purports to be or is expressed to be sent on behalf of a Holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that Holder.
72.Any body corporate which is a member of the Company may authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company and the person so authorised shall be entitled to exercise the same powers on behalf of the body corporate which he represents as that body corporate could exercise if it were an individual member of the Company. The Company may require evidence from the body corporate of the due authorisation of such person to act as the representative of the relevant body corporate.

73.An appointment of proxy relating to more than one meeting (including any adjournment thereof) having once been received by the Company for the purposes of any meeting shall not require to be delivered, deposited or received again by the Company for the purposes of any subsequent meeting to which it relates.
74.Receipt by the Company of an appointment of proxy in respect of a meeting shall not preclude a member from attending and voting at the meeting or at any adjournment thereof. An appointment proxy shall be valid, unless the contrary is stated therein, as well for any adjournment of the meeting as for the meeting to which it relates.
75.
(a)A vote given in accordance with the terms of an appointment of proxy or a resolution authorising a representative to act on behalf of a body corporate shall be valid notwithstanding the death or insanity of the principal, or the revocation of the appointment of proxy or of the authority under which the proxy was appointed or of the resolution authorising the representative to act or transfer of the share in respect of which the proxy was appointed or the authorisation of the representative to act was given, provided that no intimation in writing (whether in electronic form or otherwise) of such death, insanity, revocation or transfer shall have been received by the Company at the Office before the commencement of the meeting or adjourned meeting at which the appointment of proxy is used or at which the representative acts.
(b)The Directors may send, at the expense of the Company, by post, electronic mail or otherwise, to the members forms for the appointment of a proxy (with or without stamped envelopes for their return) for use at any general meeting or at any class meeting, either in blank or nominating any one or more of the Directors or any other persons in the alternative.
76.Subject to the Act and the Exchange Act, a resolution in writing signed by all of the members for the time being entitled to attend and vote on such resolution at a general meeting (or being bodies corporate by their duly authorised representatives) shall be as valid and effective for all purposes as if the resolution had been passed at a general meeting of the Company duly convened and held, and may consist of several documents in like form each signed by one or more persons, and if described as a special resolution shall be deemed to be a special resolution within the meaning of the Act. Any such resolution shall be served on the Company.
DIRECTORS
77.The number of Directors shall be as the Board may determine from time to time, but shall not be less than two nor more than twenty unless otherwise determined by the Company in a general meeting. The continuing Directors may act notwithstanding any vacancy in their body, provided that if the number of the Directors is reduced below the prescribed minimum the remaining Director or Directors shall appoint forthwith an additional Director or additional Directors to make up such minimum or shall convene a general meeting of the Company for the purpose of making such appointment. If, at any annual general meeting of the Company, the number of Directors is reduced below the prescribed minimum due to the failure of any Directors to be re-elected, then in those circumstances, the two Directors which receive the highest number of votes in favour of re-election shall be re-elected and shall remain Directors until such time as additional Directors have been appointed to replace them as Directors. If, at any annual general meeting of the Company, the number of Directors is reduced below the prescribed minimum in any circumstances where one Director is re-elected, then that Director shall hold office until the next annual general meeting and the Director which (excluding the re-elected Director) receives the highest number of votes in favour of re-election shall be re-elected and shall remain a Director until such time as one or more additional Directors have been appointed to replace him or her. If there are no Director or Directors able or willing to act then any two members may summon a general meeting for the purpose of appointing Directors. Any additional Director so appointed shall hold office (subject to the provisions of the Act and these articles) only until the conclusion of the annual general meeting of the Company next following such appointment unless he is re-elected during such meeting.
78.Each Director (whether or not an employee) shall be paid a fee or other remuneration for their services at such rate and/or on such basis as may from time to time be determined by the Board. The Directors may also be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or general meetings of the Company or in connection with the business of the Company. The amount, rate or basis of the fees, remuneration or expenses paid to the Directors shall not require approval or ratification by the Company in a general meeting.
79.If any Director shall be called upon to perform extra services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, the Company may remunerate such Director either by a fixed sum or by a percentage of profits or otherwise as may be determined by a resolution passed at a meeting of the Directors and such remuneration may be either in addition to or in substitution for any other remuneration to which he may be entitled as a Director.
80.A Director (whether or not a member of the Company) shall be entitled to attend and speak at general meetings.
81.Unless the Company otherwise directs, a Director of the Company may be or become a Director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested as Holder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a Director or officer of, or from his interest in, such other company.
BORROWING POWERS
82.Subject to the Act, the Directors may exercise all the powers of the Company to borrow or raise money, and to mortgage or charge its undertaking, property, assets and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party, without any limitation as to amount.
POWERS AND DUTIES OF THE DIRECTORS
83.The business of the Company shall be managed by the Directors, who may pay all expenses incurred in promoting and registering the Company and may exercise all such powers of the Company as are not, by the Act or by these articles, required to be exercised by the Company in general meeting, subject, nevertheless, to any of these articles and to the provisions of the Act.
84.The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.
85.The Company may exercise the powers conferred by the Act with regard to having an official seal for use abroad and such powers shall be vested in the Directors.
86.
(a)Each Director is expressly permitted (for the purposes of Section 228(1)(d) of the Act) to use vehicles, telephones, computers, accommodation and any other Company property as may be specified by the directors where such use is approved by the Board or by any person so authorised by the Board or as permitted by their terms of employment or appointment.
(b)A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors in accordance with the Act.
(c)As recognised by section 228(1)(e) of the Act, the Directors may agree to restrict their power to exercise an independent judgement but only where this has been approved by a resolution of the Board of the Company.
(d)Nothing in section 228(1)(d) or section 228(1)(f) of the Act shall restrict a Director from engaging directly or indirectly in the same or similar business activities or lines of business as the Company or any of its subsidiaries. To the fullest extent permitted by applicable law, the Company renounces any interest or expectancy of the Company and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that may from time to time be presented to Directors other than in their role as directors of the Company, even if the opportunity is one that the Company or its subsidiaries might reasonably be expected to have pursued or had the ability or desire to pursue if granted the opportunity to do so. The Directors shall have no duty to communicate or offer such business opportunity to the Company and, to the fullest extent permitted by applicable law, shall not be deemed to have breached any fiduciary or other duty solely by reason of the fact that such Director pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Company or any of its subsidiaries. Without prejudice to the generality of the foregoing, a business opportunity shall not be deemed to be an opportunity of the Company if it is an opportunity that the Company is not financially able or contractually permitted or legally able to undertake, or that is, by its nature, not in line with the Company’s business or is of no advantage to it or is one in which the Company has no interest or reasonable prospect.
87.Save as otherwise provided by these articles, a Director shall not vote at a meeting of the Directors or a committee of Directors on any resolution concerning a matter in which he has, directly or indirectly, an interest which is material or a duty which conflicts or may conflict with the interests of the Company. A Director shall not be counted in the quorum present at a meeting in relation to any such resolution on which he is not entitled to vote.
(a)A Director shall be entitled (in the absence of some other material interest than is indicated below) to vote (and be counted in the quorum) in respect of any resolutions concerning any of the following matters, namely:
(i)the giving of any security, guarantee or indemnity to him in respect of money lent by him to the Company or any of its subsidiary or associated companies or obligations incurred by him or by any other person at the request of or for the benefit of the Company or any of its subsidiary or associated companies;
(ii)the giving of any security, guarantee or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiary or associated companies for which he himself has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;
(iii)any proposal concerning any offer of shares or debentures or other securities of or by the Company or any of its subsidiary or associated companies for subscription, purchase or exchange in which offer he is or is to be interested as a participant in the underwriting or sub-underwriting thereof;
(iv)any proposal concerning any other company in which he is interested, directly or indirectly and whether as an officer or member or otherwise howsoever, provided that he is not the Holder of or beneficially interested in

1% or more of the issued shares of any class of such company or of the voting rights available to members of such company (or of a third company through which his interest is derived) (any such interest being deemed for the purposes of this article to be a material interest in all circumstances);
(v)any proposal concerning the adoption, modification or operation of a superannuation fund or retirement benefits scheme under which he may benefit;
(vi)any proposal concerning the adoption, modification or operation of any scheme or plan for the remuneration or reward of any employee, officer or Director (or any of them) of the Company and/or any subsidiary thereof, including (without limitation) in relation to the award or acquisition of shares (or any interest in shares), under which the Director benefits or may benefit; or
(vii)any proposal concerning the giving of any indemnity pursuant to article 139(a) or the discharge of the cost of any insurance coverage purchased or maintained pursuant to article 94 and article 139(b).
(b)Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such case each of the Directors concerned (if not debarred from voting under sub-paragraph (a)(iv) of this article) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment,
(c)If a question arises at a meeting of Directors or of a committee of Directors as to the materiality of a Director’s interest or as to the right of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question may be referred, before the conclusion of the meeting, to the Chairman of the meeting and his ruling in relation to any Director other than himself shall be final and conclusive. In relation to the Chairman, such question may be resolved by a resolution of a majority of the Directors (other than the Chairman) present at the meeting at which the question first arises.
(d)For the purposes of this article, an interest of a person who is the spouse or a minor child of a Director shall be treated as an interest of the Director.
(e)The Company by Ordinary Resolution may suspend or relax the provisions of this article to any extent or ratify any transaction not duly authorised by reason of a contravention of this article.
88.A Director may hold and be remunerated in respect of any other office or place of profit under the Company or any other company in which the Company may be interested (other than the office of auditor of the Company or any subsidiary thereof) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine, and no Director or intending Director shall be disqualified by his office from contracting or being interested, directly or indirectly, in any contract or arrangement with the Company or any such other company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise nor shall any Director so contracting or being so interested be liable to account to the Company for any profits and advantages accruing to him from any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established.
89.The Directors may exercise the voting powers conferred by shares of any other company held or owned by the Company in such manner in all respects as they think fit and in particular they may exercise their voting powers in favour of any resolution appointing the Directors or any of them as Directors or officers of such other company or providing for the payment of remuneration or pensions to the Directors or officers of such other company.

90.Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director, but nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.
91.All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by such person or persons and in such manner as the Directors shall from time to time by resolution determine.
92.The Directors shall cause minutes to be made in books provided for the purpose:
(a)of all appointments of officers made by the Directors;
(b)of the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and
(c)of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.
93.The Directors may procure the establishment and maintenance of or participate in, or contribute to any non-contributory or contributory pension or superannuation fund, scheme or arrangement or life assurance scheme or arrangement for the benefit of, and pay, provide for or procure the grant of donations, gratuities, pensions, allowances, benefits or emoluments to any persons (including Directors or other officers) who are or shall have been at any time in the employment or service of the Company or of any company which is or was a subsidiary of the Company or of the predecessor in business of the Company or any such subsidiary or holding Company and the wives, widows, families, relatives or dependants of any such persons. The Directors may also procure the establishment and subsidy of or subscription to and support of any institutions, associations, clubs, funds or trusts calculated to be for the benefit of any such persons as aforesaid or otherwise to advance the interests and well being of the Company or of any such other Company as aforesaid, or its members, and payments for or towards the insurance of any such persons as aforesaid and subscriptions or guarantees of money for charitable or benevolent objects or for any exhibition or for any public, general or useful object. Provided that any Director shall be entitled to retain any benefit received by him under this article, subject only, where the Act require, to disclosure to the members and the approval of the Company in general meeting.
DISQUALIFICATION OF DIRECTORS
94.The office of a Director shall be vacated ipso facto if the Director:
(a)is restricted or disqualified to act as a Director under the Act; or
(b)resigns his office by notice in writing to the Company or in writing offers to resign and the Directors resolve to accept such offer; or
(c)is requested to resign in writing by not less than three quarters of the other Directors; or
(d)is removed from office under article 99.
APPOINTMENT, ROTATION AND REMOVAL OF DIRECTORS
95.At every annual general meeting of the Company, all of the Directors shall retire from office unless re-elected by Ordinary Resolution at the annual general meeting. A Director retiring at a meeting shall retain office until the close or adjournment of the meeting.

96.Every Director shall be eligible to stand for re-election at an annual general meeting in accordance with articles 44 to 65.
97.If a Director offers himself for re-election, he shall be deemed to have been re-elected, unless at such meeting the Ordinary Resolution for the re-election of such Director has been defeated.
98.The Company may from time to time by Special Resolution increase or reduce the maximum number of Directors.
99.The Company may, by Ordinary Resolution, of which notice has been given in accordance with the Act, remove any Director before the expiration of his period of office notwithstanding anything in these articles or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him and the Company.
100.The Company may, by Ordinary Resolution, appoint another person in place of a Director removed from office under article 99 and without prejudice to the powers of the Directors under article 77, the Company in general meeting by Ordinary Resolution may appoint any person to be a Director either to fill a casual vacancy or as an additional Director; provided that the appointment does not cause the number of Directors to exceed the maximum number of Directors as determined by the Board in accordance with article 77, and further provided that if, at the time the Company files its definitive proxy statement for any general meeting of the Company, the number of persons who are at such time validly nominated in accordance with these articles for election or re-election as Directors (such person collectively, the “Director Nominees”) exceeds the maximum number of Directors as determined by the Board in accordance with article 77 (the “Available Director Positions”, and such an election, a “contested election”) (whether to fill a vacancy pursuant to this article 100 arising from a removal or if members have the right to nominate directors for election at an annual general meeting or otherwise), then those Director Nominees in number equal to the Available Director Positions who receive the highest number of votes in favour of their election (whether or not such votes in favour represent, with respect to each such Director Nominee, a majority of the votes cast in respect of the election of such Director Nominee) by the members present in person or represented by proxy at such meeting and entitled to vote on the election of Directors shall be appointed Directors. For clarity, notwithstanding the withdrawal of any nominations for Directors in a contested election subsequent to the time the Company files its definitive proxy statement, the plurality voting provisions of the proviso in this article 100 will continue to apply to the election of Directors at any such meeting. If such members do not appoint a Director to fill such vacancy within 45 days after the occurrence of such vacancy, the Board may appoint a Director to fill such vacancy until the next meeting of the members held for the purpose of electing Directors. If not re-appointed at such general meeting, such Director shall vacate office at the conclusion thereof. The Directors are not entitled to appoint alternate directors.
101.The Directors may appoint a person who is willing to act to be a Director, either to fill a vacancy or as an additional Director, provided that the appointment does not cause the number of Directors to exceed the maximum number of Directors as determined by the Board in accordance with article 77. A Director so appointed shall hold office only until the next following annual general meeting. If not re-appointed at such annual general meeting, such Director shall vacate office at the conclusion thereof. The Directors are not entitled to appoint alternate directors.
102.
(a)The Directors may appoint (and remove) any person to fill the position of Secretary (including more than one Secretary to act as joint secretary).
(b)It shall be the duty of the Secretary to make and keep records of the votes, doings and proceedings of all meetings of the members and Board of the Company, and of its committees, and to authenticate records of the Company. The Secretary shall be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit; and any Secretary so appointed may be removed by them.
(c)A provision of the Act or these articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the Secretary.
(d)The Secretary may appoint (and remove) any one or more persons as Assistant Secretary from time to time, who may be delegated such functions of the Secretary as the Secretary may determine from time to time.
(e)Without limitation to the preceding paragraph, the Secretary may delegate any of his functions to such one or more persons (including individuals, bodies corporate or firms) as may be nominated by the Secretary from time to time.
(f)In addition to the Board’s power to delegate to committees pursuant to article 107, the Board may delegate any of its powers to any individual Director or member of the management of the Company or any of its subsidiaries as it sees fit; any such individual shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on them by the Board. The Board shall also have the power to appoint and remove officers of the Company including, but not limited to, chief executive officer, president, vice president, treasurer, controller and assistant treasurer.
PROCEEDINGS OF DIRECTORS
103.
(a)The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they may think fit. The quorum necessary for the transaction of the business of the Directors shall be a majority of the Directors in office at the time when the meeting is convened. Questions arising at any meeting shall be decided by a majority of votes cast by Directors present or represented at such meeting. Each Director present and voting shall have one vote.
(b)Any Director may participate in a meeting of the Directors by means of telephonic or other such communication whereby all persons participating in the meeting can hear each other speak, and participation in a meeting in this manner shall be deemed to constitute presence in person at such meeting and any director may be situated in any part of the world for any such meeting.
104.The Chairman or any four Directors may, and the Secretary on the requisition of the Chairman or any four Directors shall, at any time summon a meeting of the Directors.
105.The continuing Directors may act notwithstanding any vacancy in their number but, if and so long as their number is reduced below the number fixed by or pursuant to these articles as the minimum number of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number or of summoning a general meeting of the Company but for no other purpose.
106.The Directors may elect a Chairman of their meetings and determine the period for which he is to hold office. Any Director may be elected no matter by whom he was appointed but if no such Chairman is elected, or if at any meeting the Chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.
107.The Board may from time to time designate committees of the Board, with such powers and duties as the Board may decide to confer on such committees, and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Adequate provision shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committees.
108.A committee may elect a chairman of its meeting. If no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of the meeting.
109.All acts done by any meeting of the Directors or of a committee of Directors or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.
110.Notwithstanding anything in these articles or in the Act which might be construed as providing to the contrary, notice of every meeting of the Directors shall be given to all Directors either by mail, telephone, email, or any other electronic means on not less than 48 hours’ notice, or on such shorter notice as person or persons calling such meeting may deem necessary or appropriate and which is reasonable in the circumstances and shall specify the purpose of such meeting and provide other customary information regarding the topics to be considered. Any Director may waive any notice required to be given under these articles, and the attendance of a Director at a meeting shall be deemed to be a waiver by such Director.
111.A resolution or other document in writing (in electronic form or otherwise) signed (whether by electronic signature, advanced electronic signature or otherwise as approved by the Directors) by all the Directors entitled to receive notice of a meeting of Directors or of a committee of Directors shall be as valid as if it had been passed at a meeting of Directors or (as the case may be) a committee of Directors duly convened and held and may consist of several documents in the like form each signed by one or more Directors, and such resolution or other document or documents when duly signed may be delivered or transmitted (unless the Directors shall otherwise determine either generally or in any specific case) by facsimile transmission, electronic mail or some other similar means of transmitting the contents of documents.
THE SEAL
112.
(a)The Directors shall ensure that the Seal (including any official securities seal kept pursuant to the Act) shall be used only by the authority of the Directors or of a committee authorised by the Directors and that every instrument to which the seal shall be affixed shall be signed by a Director or some other person appointed by the Directors for that purpose.
(b)The Company may exercise the powers conferred by the Act with regard to having an official seal for use abroad and such powers shall be vested in the Directors.
DIVIDENDS AND RESERVES
113.The Company in general meeting may declare dividends, but no dividends shall exceed the amount recommended by the Directors.
114.The Directors may from time to time pay to the members such interim dividends as appear to the Directors to be justified by the profits of the Company.

115.No dividend or interim dividend shall be paid otherwise than in accordance with the provisions of the Act.
116.The Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may at the like discretion either be employed in the business of the Company or be invested in such investments as the Directors may lawfully determine. The Directors may also, without placing the same to reserve, carry forward any profits which they may think it prudent not to divide.
117.Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date, such share shall rank for dividend accordingly.
118.The Directors may deduct from any dividend payable to any member all sums of money (if any) immediately payable by him to the Company in relation to the shares of the Company.
119.Any general meeting declaring a dividend or bonus and any resolution of the Directors declaring an interim dividend may direct payment of such dividend or bonus or interim dividend wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures or debenture stocks of any other company or in any one or more of such ways, and the Directors shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient, and in particular may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed, in order to adjust the rights of all the parties, and may vest any such specific assets in trustees as may seem expedient to the Directors.
120.Any dividend or other moneys payable in respect of any share may be paid by cheque or warrant sent by post, at the risk of the person or persons entitled thereto, to the registered address of the Holder or, where there are joint Holders, to the registered address of that one of the joint Holders who is first named on the members Register or to such person and to such address as the Holder or joint Holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent and payment of the cheque or warrant shall be a good discharge to the Company. Any joint Holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other moneys payable in respect of the share. Any such dividend or other distribution may also be paid by any other method (including payment in a currency other than US$, electronic funds transfer, direct debit, bank transfer or by means of a relevant system) which the Directors consider appropriate and any member who elects for such method of payment shall be deemed to have accepted all of the risks inherent therein. The debiting of the Company’s account in respect of the relevant amount shall be evidence of good discharge of the Company’s obligations in respect of any payment made by any such methods.
121.No dividend shall bear interest against the Company.
122.If the Directors so resolve, any dividend which has remained unclaimed for twelve years from the date of its declaration shall be forfeited and cease to remain owing by the Company. The payment by the Directors of any unclaimed dividend or other moneys payable in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.

ACCOUNTS
123.
(a)The Company shall cause to be kept adequate accounting records, whether in the form of documents, electronic form or otherwise, that:
(i)correctly record and explain the transactions of the Company;
(ii)will enable, at any time, the assets, liabilities, financial position and profit or loss of the Company to be determined with reasonable accuracy;
(iii)will enable the Directors to ensure that any financial statements of the Company comply with the requirements of the Act; and
(iv)will enable those financial statements of the Company to be readily and properly audited.
Accounting records shall be kept on a continuous and consistent basis and entries therein shall be made in a timely manner and be consistent from year to year. Adequate accounting records shall be deemed to have been maintained if they comply with the provisions of the Act and explain the Company’s transactions and facilitate the preparation of financial statements that give a true and fair view of the assets, liabilities, financial position and profit and loss of the Company and, if relevant, the Group and include any information and returns referred to in section 283(2) of the Act.
The Company may send by post, electronic mail or any other means of electronic communication a summary financial statement to its members or persons nominated by any member. The Company may meet, but shall be under no obligation to meet, any request from any of its members to be sent additional copies of its full report and accounts or summary financial statement or other communications with its members provided that, where the Directors elect to send summary financial statements to the members, any member may require that he be sent a copy of the statutory financial statements of the Company.
(b)The accounting records shall be kept at the Office or, subject to the provisions of the Act, at such other place as the Directors think fit and shall be open at all reasonable times to the inspection of the Directors.
(c)In accordance with the provisions of the Act, the Directors shall cause to be prepared and to be laid before the annual general meeting of the Company from time to time such statutory financial statements and reports as are required by the Act to be prepared and laid before such meeting.
(d)A copy of every statutory financial statement of the Company (including every document required by law to be annexed thereto) which is to be laid before the annual general meeting of the Company together with a copy of the Directors’ report, or summary financial statements prepared in accordance with section 1119 of the Act, and Auditors’ report shall be sent by post, electronic mail or any other means of communication (electronic or otherwise), not less than twenty-one Clear Days before the date of the annual general meeting, to every person entitled under the provisions of the Act to receive them; provided that in the case of those documents sent by electronic mail or any other means of electronic communication, such documents shall be sent with the consent of the recipient, to the address of the recipient notified to the Company by the recipient for such purposes.
124.The Directors shall determine from time to time whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of members, not being Directors, and no member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by the Act or authorised by the Directors or by the Company in general meeting. No member shall be entitled to require discovery of or any information respecting any detail of the Company’s trading, or any matter which is or may be in the nature of a trade secret, mystery of trade, or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors it would be inexpedient in the interests of the members of the Company to communicate to the public.
CAPITALISATION OF PROFITS
125.Without prejudice to any powers conferred on the Directors as aforesaid and subject to the Directors’ authority to issue and allot shares under articles 8(c) and 8(d), the Directors may resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts (including any capital redemption reserve fund, share premium account, any undenominated capital, any sum representing unrealised revaluation reserves, merger reserves or other reserve account not available for distribution) or to the credit of the profit and loss account which is not available for distribution by applying such sum in paying up in full unissued shares to be allotted as fully paid bonus shares to those members of the Company who would have been entitled to that sum if it were distributable and had been distributed by way of dividend (and in the same proportions). Whenever such a resolution is passed in pursuance of-this article, the Directors shall make all appropriations and applications of the amounts resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures, if any. Any such capitalisation will not require approval or ratification by the members of the Company.
126.Without prejudice to any powers conferred on the Directors by these articles, and subject to the Directors’ authority to issue and allot shares under articles 8(c) and 8(d), the Directors may resolve that any sum for the time being standing to the credit of any of the Company’s reserve accounts (including any reserve account available for distribution) or to the credit of the profit and loss account be capitalised and applied on behalf of the members who would have been entitled to receive that sum if it had been distributed by way of dividend (and in the same proportions) either in or towards paying up amounts for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to the sum capitalised (such shares or debentures to be allotted and distributed and credited as fully paid up to and amongst such Holders in the proportions aforesaid) or partly in one way and partly in another, so, however, that the only purposes for which sums standing to the credit of the capital redemption reserve fund or the share premium account or any undenominated capital shall be applied shall be those permitted by the Act.
127.The Directors may from time to time at their discretion, subject to the provisions of the Act and, in particular, to their being duly authorised pursuant to Section 1021 of the Act, to allot the relevant shares, offer to the Holders of ordinary shares the right to elect to receive in lieu of any dividend or proposed dividend or part thereof an allotment of additional ordinary shares credited as fully paid. In any such case the following provisions shall apply.
(i)The basis of allotment shall be determined by the Directors so that, as nearly as may be considered convenient in the Directors’ absolute discretion, the value (calculated by reference to the average quotation) of the additional ordinary shares (excluding any fractional entitlement) to be allotted in lieu of any amount of dividend shall equal such amount. For such purpose the “average quotation” of an ordinary share shall be the average of the five amounts resulting from determining whichever of the following ((A), (B) or (C) specified below) in respect of ordinary shares shall be appropriate for each of the first five business days on which ordinary shares are quoted “ex” the relevant dividend and as determined from the information published by the New York Stock Exchange reporting the business done on each of these five business days:
(A)if there shall be more than one dealing reported for the day, the average of the prices at which such dealings took place; or
(B)if there shall be only one dealing reported for the day, the price at which such dealing took place; or
(C)if there shall not be any dealing reported for the day, the average of the closing bid and offer prices for the day;
and if there shall be only a bid (but not an offer) or an offer (but not a bid) price reported, or if there shall not be any bid or offer price reported, for any particular day then that day shall not count as one of the said five business days for the purposes of determining the average quotation. If the means of providing the foregoing information as to dealings and prices by reference to which the average quotation is to be determined is altered or is replaced by some other means, then the average quotation shall be determined on the basis of the equivalent information published by the relevant authority in relation to dealings on the New York Stock Exchange or its equivalent.
(ii)The Directors shall give notice in writing (whether in electronic form or otherwise) to the Holders of ordinary shares of the right of election offered to them and shall send with or following such notice forms of election and specify the procedure to be followed and the place at which, and the latest date and time by which, duly completed forms of election must be lodged in order to be effective. The Directors may also issue forms under which Holders may elect in advance to receive new ordinary shares instead of dividends in respect of future dividends not yet declared (and, therefore, in respect of which the basis of allotment shall not yet have been determined).
(iii)The dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on ordinary shares in respect of which the right of election as aforesaid has been duly exercised (the “Subject Ordinary Shares”) and in lieu thereof additional ordinary shares (but not any fraction of a share) shall be allotted to the Holders of the Subject Ordinary Shares on the basis of allotment determined aforesaid and for such purpose the Directors shall capitalise, out of such of the sums standing to the credit of any of the Company’s reserves (including any capital redemption reserve fund or share premium account) or to the credit of the profit and loss account as the Directors may determine, a sum equal to the aggregate nominal amount of additional ordinary shares to be allotted on such basis and apply the same in paying up in full the appropriate number of unissued ordinary shares for allotment and distribution to and amongst the holders of the Subject Ordinary Shares on such basis.
128.
(a)Any additional ordinary shares allotted pursuant to articles 125, 126 or 127 shall rank pari passu in all respects with the fully paid ordinary shares then in issue save only as regards participation in the relevant dividend or share election in lieu.
(b)The Directors may do all acts and things considered necessary or expedient to give effect to any capitalisation pursuant to articles 125, 126 or 127 with full power to the Directors to make such provisions as they think fit where shares would otherwise have been distributable in fractions (including provisions whereby, in whole or in part, fractional entitlements are disregarded and the benefit of fractional entitlements accrues to the Company rather than to the holders concerned). The Directors may authorise any person to enter on behalf of all the Holders interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.
(c)The Directors may on any occasion determine that rights of election shall not be offered to any Holders of ordinary shares who are citizens or residents of any territory where the making or publication of an offer of rights of election or any exercise of rights of election or any purported acceptance of the same would or might be unlawful, and in such event the provisions aforesaid shall be read and construed subject to such determination.
ΑUDΙΤ
129.Auditors shall be appointed and their duties regulated in accordance with the Act or any statutory amendment thereof.
NOTICES
130.Any notice to be given, served, sent or delivered pursuant to these articles shall be in writing (whether in electronic form or otherwise).
131.
(a)A notice or document to be given, served, sent or delivered in pursuance of these articles may be given to, served on or delivered to any member by the Company;
(i)by handing same to him or his authorised agent;
(ii)by leaving the same at his registered address;
(iii)by sending the same by the post in a pre-paid cover addressed to him at his registered address; or
(iv)by sending, with the consent of the member, the same by means of electronic mail or other means of electronic communication approved by the Directors, with the consent of the member, to the address of the member notified to the Company by the member for such purpose (or if not so notified, then to the address of the member last known to the Company) and this article 131(a)(iv) constitutes permission of the use of electronic means within the meaning of 218(3)(d) of the Act.
(b)For the purposes of these articles and the Act, a document shall be deemed to have been sent to a member if a notice is given, served, sent or delivered to the member and the notice specifies the website or hotlink or other electronic link at or through which the member may obtain a copy of the relevant document.
(c)Where a notice or document is given, served or delivered pursuant to sub-paragraph (a)(i) or (ii) of this article, the giving, service or delivery thereof shall be deemed to have been effected at the time the same was handed to the member or his authorised agent, or left at his registered address (as the case may be).
(d)Where a notice or document is given, served or delivered pursuant to sub-paragraph (a)(iii) of this article, the giving, service or delivery thereof shall be deemed to have been effected at the expiration of twenty-four hours after the cover containing it was posted. In proving service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted.
(e)Where a notice or document is given, served or delivered pursuant to sub-paragraph (a)(iv) of this article, the giving, service or delivery thereof shall be deemed to have been effected at the expiration of twelve hours after despatch.
(f)Every legal personal representative, committee, receiver, curator bonis or other legal curator, assignee in bankruptcy, examiner or liquidator of a member shall be bound by a notice given as aforesaid if sent to the last registered address of such member, or, in the event of notice given or delivered pursuant to sub-paragraph (a)(iv), if sent to the address notified by the Company by the member for such purpose notwithstanding that the Company may have notice of the death, lunacy, bankruptcy, liquidation or disability of such member.
(g)Notwithstanding anything contained in this article the Company shall not be obliged to take account of or make any investigations as to the existence of any suspension or curtailment of postal services within or in relation to all or any part of any jurisdiction or other area other than Ireland.
(h)Any requirement in these articles for the consent of a member in regard to the receipt by such member of electronic mail or other means of electronic communications approved by the Directors, including the receipt of the Company’s audited accounts and the directors’ and auditor’s reports thereon, shall be deemed to have been satisfied where the Company has written to the member informing him/her of its intention to use electronic communications for such purposes and the member has not, within four weeks of the issue of such notice, served an objection in writing on the Company to such proposal. Where a member has given, or is deemed to have given, his/her consent to the receipt by such member of electronic mail or other means of electronic communications approved by the Directors, he/she may revoke such consent at any time by requesting the Company to communicate with him/her in documented form; provided, however, that such revocation shall not take effect until five days after written notice of the revocation is received by the Company.
(i)Without prejudice to the provisions of sub-paragraphs (a)(i) and (ii) of this article, if at any time by reason of the suspension or curtailment of postal services in any territory, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a public announcement and such notice shall be deemed to have been duly served on all members entitled thereto at noon on the day on which the said public announcement is made. In any such case the Company shall put a full copy of the notice of the general meeting on its website.
132.A notice may be given by the Company to the joint Holders of a share by giving the notice to the joint Holder whose name stands first in the Register in respect of the share and notice so given shall be sufficient notice to all the joint Holders.
133.
(a)Every person who becomes entitled to a share shall before his name is entered in the Register in respect of the share, be bound by any notice in respect of that share which has been duly given to a person from whom he derives his title.
(b)A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending or delivering it, in any manner authorised by these articles for the giving of notice to a member, addressed to them at the address, if any, supplied by them for that purpose. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.
134.The signature (whether electronic signature, an advanced electronic signature or otherwise) to any notice to be given by the Company may be written (in electronic form or otherwise) or printed.
135.A member present, either in person or by proxy, at any meeting of the Company or the Holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.
WINDING UP
136.If the Company shall be wound up and the assets available for distribution among the members as such shall be insufficient to repay the whole of the paid up or credited as paid up share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up or credited as paid up at the commencement of the winding up on the shares held by them respectively. And if in a winding up the assets available for distribution among the members shall be more than sufficient to repay the whole of the share capital paid up or credited as paid up at the commencement of the winding up, the excess shall be distributed among the members in proportion to the capital at the commencement of the winding up paid up or credited as paid up on the said shares held by them respectively. Provided that this article shall not affect the rights of the Holders of shares issued upon special terms and conditions.
137.
(a)In case of a sale by the liquidator under the Act, the liquidator may by the contract of sale agree so as to bind all the members for the allotment to the members directly of the proceeds of sale in proportion to their respective interests in the Company and may further by the contract limit a time at the expiration of which obligations or shares not accepted or required to be sold shall be deemed to have been irrevocably refused and be at the disposal of the Company, but so that nothing herein contained shall be taken to diminish, prejudice or affect the rights of dissenting members conferred by the said section.
(b)The power of sale of the liquidator shall include a power to sell wholly or partially for debentures, debenture stock, or other obligations of another company, either then already constituted or about to be constituted for the purpose of carrying out the sale.
138.If the Company is wound up, the liquidator, with the sanction of a Special Resolution and any other sanction required by the Act, may divide among the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not), and, for such purpose, may value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator, with the like sanction, may vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as, with the like sanction, he determines, but so that no member shall be compelled to accept any assets upon which there is a liability.
INDEMNITY
139.
(a)Subject to the provisions of and so far as may be admitted by the Act, every Director and the Secretary of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgement is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.
(b)The Directors shall have power to purchase and maintain for any Director, the Secretary or other employees of the Company insurance against any such liability as referred to in the Act.
(c)As far as is permissible under the Act, the Company shall indemnify any current or former executive officer of the Company (excluding any present or former Directors of the Company or Secretary of the Company), or any person who is serving or has served at the request of the Company as a director or executive officer of another company, joint venture, trust or other enterprise, including any Company subsidiary (each individually, a “Covered Person”), against any expenses, including attorney’s fees, judgements, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which he or she was or is threatened to be made a party, or is otherwise involved (a “proceeding”), by reason of the fact that he or she is or was a Covered Person; provided, however, that this provision shall not indemnify any Covered Person against any liability arising out of (a) any fraud or dishonesty in the performance of such Covered Person’s duty to the Company, or (b) such Covered Party’s conscious, intentional or wilful breach of the obligation to act honestly and in good faith with a view to the best interests of the Company. Notwithstanding the preceding sentence, this section shall not extend to any matter which would render it void pursuant to the Act or to any person holding the office of auditor in relation to the Company.
(d)In the case of any threatened, pending or completed action, suit or proceeding by or in the name of the Company, the Company shall indemnify each Covered Person against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defence or the settlement thereof, except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for fraud or dishonesty in the performance of his or her duty to the Company, or for conscious, intentional or wilful breach of his or her obligation to act honestly and in good faith with a view to the best interests of the Company, unless and only to the extent that the Court or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Notwithstanding the preceding sentence, this section shall not extend to any matter which would render it void pursuant to the Act or to any person holding the office of auditor in relation to the Company.
(e)Any indemnification under this article (unless ordered by a court) shall be made by the Company only as authorised in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances because such person has met the applicable standard of conduct set forth in this article. Such determination shall be made by any person or persons having the authority to act on the matter on behalf of the Company. To the extent, however, that any Covered Person has been successful on the merits or otherwise in defence of any proceeding, or in defence of any claim, issue or matter therein, such Covered Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without necessity of authorisation in the specific case.
(f)As far as permissible under the Act, expenses, including attorneys’ fees, incurred in defending any proceeding for which indemnification is permitted pursuant to this article shall be paid by the Company in advance of the final disposition of such proceeding upon receipt by the Board of an undertaking by the particular indemnitee to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company pursuant to these articles.
(g)It being the policy of the Company that indemnification of the persons specified in this article shall be made to the fullest extent permitted by law, the indemnification provided by this article shall not be deemed exclusive (a) of any other rights to which those seeking indemnification or advancement of expenses may be entitled under these articles, any agreement, any insurance purchased by the Company, vote of members or disinterested directors, or pursuant to the direction (however embodied) of any court of competent jurisdiction, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, or (b) of the power of the Company to indemnify any person who is or was an employee or agent of the Company or of another company, joint venture, trust or other enterprise which he or she is serving or has served at the request of the Company, to the same extent and in the same situations and subject to the same determinations as are hereinabove set forth. As used in this article, references to the “Company” include all constituent companies in a scheme of arrangement, consolidation or merger in which the Company or a predecessor to the Company by scheme of arrangement, consolidation or merger was involved. The indemnification provided by this article shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of their heirs, executors, and administrators.
UNTRACED HOLDERS
140.
(a)The Company shall be entitled to sell at the best price reasonably obtainable any share or stock of a member or any share or stock to which a person is entitled by transmission if and provided that:
(i)for a period of twelve years (not less than three dividends having been declared and paid) no cheque or warrant sent by the Company through the post in a prepaid letter addressed to the member or to the person entitled by transmission to the share or stock at his address on the Register or other last known address given by the member or the person entitled by transmission to which cheques and warrants are to be sent has been cashed and no communication has been received by the Company from the member or the person entitled by transmission; and
(ii)at the expiration of the said period of twelve years the Company has given notice by advertisement in a leading Dublin newspaper and a newspaper circulating in the area in which the address referred to in paragraph (a) of this article is located of its intention to sell such share or stock; and
(iii)the Company has not during the further period of three months after the date of the advertisement and prior to the exercise of the power of sale received any communication from the member or person entitled by transmission.
(b)To give effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of such share or stock and such instrument of transfer shall be as effective as if it had been executed by the registered Holder of or person entitled by transmission to such share or stock. The Company shall account to the member or other person entitled to such share or stock for the net proceeds of such sale by carrying all monies in respect thereof to a separate account which shall be a permanent debt of the Company and the Company shall be deemed to be a debtor and not a trustee in respect thereof for such member or other person. Monies carried to such separate account may either be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Directors may from time to time think fit.
(c)To the extent necessary in order to comply with any laws or regulations to which the Company is subject in relation to escheatment, abandonment of property or other similar or analogous laws or regulations (“Applicable Escheatment Laws”), the Company may deal with any share of any member and any unclaimed cash payments relating to such share in any manner which it sees fit, including (but not limited to) transferring or selling such share and transferring to third parties any unclaimed cash payments relating to such share.
(d)The Company may only exercise the powers granted to it in sub-paragraph (a) above in circumstances where it has complied with, or procured compliance with, the required procedures (as set out in the Applicable Escheatment Laws) with respect to attempting to identify and locate the relevant member of the Company.
(e)Any stock transfer form to be executed by the Company in order to sell or transfer a share pursuant to sub-paragraph (a) may be executed in accordance with article 20(a).
DESTRUCTION OF DOCUMENTS
141.The Company may implement such document destruction policies as it so chooses in relation to any type of documents (whether in paper, electronic or other formats), and in particular (without limitation to the foregoing) may destroy:

(a)any dividend mandate or any variation or cancellation thereof or any notification of change of name or address, at any time after the expiry of two years from the date such mandate variation, cancellation or notification was recorded by the Company;
(b)any instrument of transfer of shares which has been registered, at any time after the expiry of six years from the date of registration; and
(c)any other document on the basis of which any entry in the Register was made, at any time after the expiry of six years from the date an entry in the Register was first made in respect of it, and it shall be presumed conclusively in favour of the Company that every share certificate (if any) so destroyed was a valid certificate duly and properly sealed and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company provided always that:
(i)the foregoing provisions of this article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim;
(ii)nothing contained in this article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (a) above are not fulfilled; and
(iii)references in this article to the destruction of any document include references to its disposal in any manner.
SHAREHOLDER RIGHTS PLAN
142.Subject to applicable law, the Directors are hereby expressly authorised to adopt any shareholder rights plan (a “Rights Plan”), upon such terms and conditions as the Directors deem expedient and in the best interests of the Company, including, without limitation, where the Directors are of the opinion that a Rights Plan could grant them additional time to gather relevant information or pursue strategies in response to or anticipation of, or could prevent, a potential change of control of the Company or accumulation of shares in the Company or interests therein.
143.The Directors may exercise any power of the Company to grant rights (including approving the execution of any documents relating to the grant of such rights) to subscribe for ordinary shares or preferred shares in the share capital of the Company (“Rights”) in accordance with the terms of a Rights Plan.
144.For the purposes of effecting an exchange of Rights for ordinary shares or preferred shares in the share capital of the Company (an “Exchange”), the Directors may:
(a)resolve to capitalise an amount standing to the credit of the reserves of the Company (including, but not limited to, the share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution, being an amount equal to the nominal value of the ordinary shares or preferred shares which are to be exchanged for the Rights; and
(b)apply that sum in paying up in full ordinary shares or preferred shares and allot such shares, credited as fully paid, to those holders of Rights who are entitled to them under an Exchange effected pursuant to the terms of a Rights Plan.
145.The common law duties of the Directors to the Company are hereby deemed amended and modified such that the adoption of a Rights Plan and any actions taken thereunder by the Directors (if so approved by the Directors) shall be deemed to constitute an action in the best interests of the Company in all circumstances, and any such action shall be deemed to be immediately confirmed, approved and ratified.
BUSINESS COMBINATION
146.
(a)Notwithstanding anything to the contrary contained in these articles, the Company shall not engage in any business combination with any Interested Member for a period of three years following the time that such member became an Interested Member, unless:
(i)prior to such time the Directors approved either the business combination or the transaction which resulted in the member becoming an Interested Member;
(ii)upon consummation of the transaction which resulted in the member becoming an Interested Member, the Interested Member owned at least 85% of the voting shares of the Company outstanding at the time the transaction commenced, excluding for purposes of determining the voting shares outstanding (but not the outstanding voting shares owned by the Interested Member) those shares owned (A) by persons who are directors and also officers and (B) employee shares plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
(iii)at or subsequent to such time the business combination is approved by the Directors and authorised by way of Special Resolution without the Interested Member.
(b)The Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this article, including, without limitation, (i) whether a Person is an Interested Member, (ii) the number of shares or other securities beneficially owned by any Person, (iii) whether a Person is an Affiliate or Associate of another, and (iv) the fair market value of the Company’s securities or securities of any subsidiary of the Company, and the good faith determination of the Directors on such matters shall be conclusive and binding for all the purposes of this article.
(c)As used in this article only, the term:
(i)“Affiliate” means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another person.
(ii)“Associate”, when used to indicate a relationship with any person, means: (A) any company, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting shares; (B) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (C) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.
(iii)“Business combination”, when used in reference to any company and any Interested Member of such company, means:
(A)any scheme of arrangement, merger or consolidation of the Company or any direct or indirect majority-owned subsidiary of the Company with (1) the Interested Member, or (2) any other company, partnership, unincorporated association or other entity if the scheme of arrangement, merger or consolidation is caused by the Interested Member;

(B)any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a member of such company, to or with the Interested Member, whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority-owned subsidiary of the Company which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Company determined on a consolidated basis or the aggregate market value of all the outstanding shares of the Company;
(C)any transaction which results in the issuance or transfer by the Company or by any direct or indirect majority-owned subsidiary of the Company of any shares of the Company or of such subsidiary to the Interested Member, except: (1) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of such company or any such subsidiary which securities were outstanding prior to the time that the Interested Member became such; (2) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of such company or any such subsidiary which security is distributed, pro rata to all holders of a class or series of shares of such company subsequent to the time the Interested Member became such; (3) pursuant to an exchange offer by the Company to purchase shares made on the same terms to all holders of said shares; or (4) any issuance or transfer of shares by the Company; provided however, that in no case under items (3) and (4) of this subparagraph shall there be an increase in the Interested Member’s proportionate share of the shares of any class or series of the Company or of the voting shares of the Company;
(D)any transaction involving the Company or any direct or indirect majority-owned subsidiary of the Company which has the effect, directly or indirectly, of increasing the proportionate share of the shares of any class or series, or securities convertible into the shares of any class or series, of the Company or of any such subsidiary which is owned by the Interested Member, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of shares not caused, directly or indirectly, by the Interested Member; or
(E)any receipt by the Interested Member of the benefit, directly or indirectly (except proportionately as a member of such company), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in subparagraphs (A)-(D) of this paragraph) provided by or through the Company or any direct or indirect majority-owned subsidiary.
(iv)“Control”, including the terms “controlling”, “controlled by” and “under common control with”, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting shares, by contract or otherwise. A person who is the owner of 20% or more of the outstanding voting shares of any company, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting shares, in good faith and not for the purpose of circumventing this article, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

(v)“Interested Member” means any Person, including its Affiliates and Associates (other than the Company and any direct or indirect majority-owned subsidiary of the Company), that is, or was at any time within the three-year period immediately prior to the date in question, the Owner of 15% or more of the outstanding voting shares of the Company; provided, however, that the term “Interested Member” shall not include any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the Company; provided that such person shall be an Interested Member if thereafter such person acquires additional voting shares of the Company, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an Interested Member, the voting shares of the Company deemed to be outstanding shall include shares deemed to be owned by the person through application of (viii) of this subsection but shall not include any other unissued shares of such company which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.
(vi)“Person” means any individual, company, partnership, unincorporated association or other entity.
(vii)“Shares” means, with respect to any company, capital shares and, with respect to any other entity, any equity interest.
(viii)“Voting shares” means, with respect to any company, shares of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a company, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference to a percentage of voting shares shall refer to such percentage of the votes of such voting shares.
(ix)“Owner”, including the terms “own” and “owned”, when used with respect to any Shares, means a person that individually or with or through any of its Affiliates or Associates:
(A)beneficially owns such Shares, directly or indirectly; or
(B)has (1) the right to acquire such Shares (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the Owner of Shares tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered Shares are accepted for purchase or exchange; or (2) the right to vote such shares pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the Owner of any Shares because of such person’s right to vote such Shares if the agreement, arrangement or understanding to vote such shares arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or
(C)has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (2) of subparagraph (B) of this paragraph), or disposing of such Shares with any other person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, such Shares.

We, the several persons whose names and addressed are subscribed, wish to be formed into a company in pursuance of this memorandum of association and we agree to take the number of shares in the capital of the company set opposite our respective names.

Names, addresses and descriptions of subscribers	Number of shares taken by each subscriber
/s/ Fiona McGowan-Smyth For and on behalf of Fand Limited Arthur Cox Building Earlsfort Terrace Dublin 2 Corporate Body	One Ordinary Share
/s/ Fiona McGowan-Smyth For and on behalf of DIJR Nominees Limited Arthur Cox Building Earlsfort Terrace Dublin 2 Corporate Body	One Ordinary Share
/s/ Fiona McGowan-Smyth For and on behalf of AC Administration Services Limited Arthur Cox Building Earlsfort Terrace Dublin 2 Corporate Body	One Ordinary Share
/s/ Fiona McGowan-Smyth For and on behalf of Arthur Cox Nominees Limited Arthur Cox Building Earlsfort Terrace Dublin 2 Corporate Body	One Ordinary Share

/s/ Fiona McGowan-Smyth For and on behalf of Aurther Cox Registrars Limited Arthur Cox Building Earlsfort Terrace Dublin 2 Corporate Body	One Ordinary Share
/s/ Fiona McGowan-Smyth For and on behalf of Arthur Cox Trust Services Limited Arthur Cox Building Earlsfort Terrace Dublin 2 Corporate Body	One Ordinary Share
/s/ Fiona McGowan-Smyth For and on behalf of Arthur Cox Trustees Limited Arthur Cox Building Earlsfort Terrace Dublin 2 Corporate Body	One Ordinary Share
Dated the 21st day of December 2012 /s/ Mairéad Foley Witnesses to the above signatures: Name: Mairéad Foley Address: Arthur Cox Building, Earlsfort Terrace, Dublin 2 Occupation: Company Secretary

Companies Act 2014

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM AND ARTICLES OF ASSOCIATION
OF
KEENOVA THERAPEUTICS PUBLIC LIMITED COMPANY
(as amended by Special Resolution passed on 8 October 2025)

Arthur Cox
Arthur Cox Building
Earlsfort Terrace
Dublin